UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.      )

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Lincoln National Corporation

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Radnor, Pennsylvania / April 14, 2017

DEAR FELLOW SHAREHOLDER:

You are invited to attend our 2017 Annual Meeting of Shareholders, to be held Friday, May 26 at The Ritz-Carlton Hotel in Philadelphia, Pennsylvania. Our Board of Directors and management team look forward to greeting you.

This document describes the matters to be voted on at the Annual Meeting, so please review it carefully.

Many shareholders received a notice of internet availability instead of paper copies of our proxy statement and our 2016 Annual Report to Shareholders. The notice of internet availability provides instructions on how to access these documents over the internet and how to receive a paper or email copy of our proxy materials, including our proxy statement, our 2016 Annual Report to Shareholders and a proxy card. Electronic delivery enables us to more cost-effectively provide you with the information you need while reducing the environmental impact of printing and mailing paper copies.

Please vote your shares of our stock as promptly as possible. You may vote by mailing in a proxy card, by telephone or internet, or by attending the Annual Meeting and voting in person.

On behalf of the entire Board of Directors, thank you for your continued support.

Sincerely,

William H. Cunningham

Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 26, 2017	9:00 a.m.	The Ritz-Carlton Hotel
	local time	10 Avenue of the Arts
Philadelphia, Pennsylvania 19102

Mailing date: April 14, 2017

The purpose of the meeting is to:

1.	elect ten Directors for a one-year term expiring at the 2018 Annual Meeting of Shareholders;

2.	ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2017;

3.	approve an advisory resolution on the compensation of our named executive officers;

4.	respond to an advisory proposal regarding the frequency (every one, two or three years) of future advisory resolutions on the compensation of our named executive officers;

5.	approve amendments to our restated articles of incorporation to remove supermajority voting standards applicable to the following provisions;

Item 5(a) –	voting rights of preferred stock, prohibitions regarding shares of stock in our subsidiary and future amendments to the bylaws

Item 5(b) –	removal of directors;

Item 5(c) –	certain business combinations; and

6.	consider and vote upon such other business as may properly come before the meeting or any adjournment thereof.

You may vote at the Annual Meeting if you were a shareholder of record at the close of business on March 20, 2017. Please cast your votes by one of the following methods:

SIGNING AND RETURNING	TOLL-FREE	THE INTERNET	IN PERSON AT THE
A PROXY CARD	TELEPHONE		ANNUAL MEETING

If, going forward, you would like to receive electronic delivery of future proxy materials, please see page 82 for more information.

For the Board of Directors,

Andrea D. Goodrich

Senior Vice President & Secretary

Lincoln National Corporation

Radnor, Pennsylvania

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 26, 2017: This proxy statement and the accompanying annual report are available at: www.proxydocs.com/lnc.

PROXY SUMMARY

This summary highlights certain information for your convenience. Since it does not contain all of the information you should consider, we encourage you to read the entire proxy statement carefully before voting.

ANNUAL MEETING OF SHAREHOLDERS

DATE / TIME	PLACE	VOTING

Friday, May 26, 2017 9:00 a.m. local time	The Ritz-Carlton Hotel 10 Avenue of the Arts Philadelphia, PA 19102 RECORD DATE	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals.
March 20, 2017

VOTING MATTERS

AGENDA ITEM		OUR BOARD’S VOTING RECOMMENDATION	WHERE TO FIND MORE INFORMATION

1.	Election of ten directors for a one-year term expiring at the 2018 Annual Meeting of Shareholders.	FOR each director nominee	Page 15

2.	Ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for 2017.	FOR the ratification	Page 25

3.	Approval of an advisory resolution on the compensation of our named executive officers.	FOR the resolution	Page 28

4.	Respond to an advisory proposal regarding the frequency (every one, two or three years) of future advisory resolutions on the compensation of our named executive officers.	for a ONE-YEAR frequency	Page 30

5.	Approval of Amendments to our Restated Articles of Incorporation to remove the supermajority voting standards applicable to certain provisions.	FOR all three proposed amendments	Page 76

BOARD OF DIRECTOR NOMINEES

NAME OCCUPATION	AGE	DIRECTOR SINCE	SKILLS/QUALIFICATIONS	INDEPENDENT	COMMITTEE MEMBERSHIPS

Deirdre P. Connelly	55	2016	• business operations and strategic planning	Yes	• Audit
Retired President, North			• finance and capital management		• Corporate Governance
American Pharmaceuticals			• corporate governance
of GlaxoSmithKline

William H. Cunningham	73	2006	• finance and capital management	Yes	• Compensation
Professor, University of			• marketing/public relations		• Corporate Governance
Texas at Austin and James			• corporate governance
J. Bayless Chair for Free					• Executive (Chair)
Enterprise at the University’s					• Finance
McCombs School of Business

Dennis R. Glass	67	2006	• business operations and strategic planning	No	• Executive
President and Chief			• finance and capital management
Executive Officer, Lincoln
National Corporation

George W. Henderson, III	68	2006	• accounting	Yes	• Audit
Retired Chairman and Chief			• finance and capital management		• Finance
Executive Officer, Burlington
Industries, Inc.

Eric G. Johnson	66	1998	• business operations and strategic planning	Yes	• Compensation
President and Chief Executive			• finance and capital management		• Executive
Officer, Baldwin Richardson			• marketing/public relations		• Finance (Chair)
Foods Company

Gary C. Kelly	62	2009	• business operations and strategic planning	Yes	• Audit
Chairman of the Board,			• finance and capital management		• Finance
President and Chief			• public accounting
Executive Officer,
Southwest Airlines Co.

M. Leanne Lachman	74	1985	• business operations and strategic planning	Yes	• Audit (Chair)
President, Lachman			• finance and capital management
Associates LLC and Executive			• marketing/public relations
in Residence, Columbia			• corporate governance
Graduate School of Business

Michael F. Mee	74	2001	• finance and capital management	Yes	• Compensation
Retired Executive Vice			• public accounting		• Finance
President and Chief Financial Officer, Bristol- Myers Squibb Company			• business operations and strategic planning

BOARD OF DIRECTOR NOMINEES (CONT’D.)

NAME OCCUPATION	AGE	DIRECTOR SINCE	SKILLS/QUALIFICATIONS	INDEPENDENT	COMMITTEE MEMBERSHIPS

Patrick S. Pittard	71	2006	• public accounting	Yes	• Compensation
Chairman, Patrick Pittard			• finance and capital management		(Chair)
Advisors, LLC			• talent management
• corporate governance

Isaiah Tidwell	72	2006	• accounting	Yes	• Audit
Retired Executive Vice			• risk management		• Corporate
President and Georgia			• corporate governance		Governance
Wealth Management Director,					(Chair)
Wachovia Bank, N.A.

GOVERNANCE HIGHLIGHTS

Sound governance is important to our Board, which regularly evaluates and implements policies that reflect corporate governance best practices. Some of these practices are:

●	Our Chairman of the Board is an independent director;

●	All of our directors, except for the chief executive officer, are independent and each of the Audit, Compensation, Corporate Governance and Finance Committees are entirely composed of independent directors;

●	All of our directors stand for election annually;

●	We require majority voting and maintain a director resignation policy for directors in uncontested elections;

●	We provide for proxy access in our bylaws;

●	We have established robust stock ownership guidelines for directors and executive officers;

●	We maintain a policy prohibiting pledging and hedging ownership of our stock;

●	Independent directors meet regularly in executive session; and

●	Our Board and committees conduct annual self-evaluations.

EXECUTIVE COMPENSATION HIGHLIGHTS

The key objectives of our executive compensation program are to:

MOTIVATE OUR EXECUTIVES	PAY COMPENSATION	RETAIN KEY EXECUTIVE
TO INCREASE PROFITABILITY	THAT VARIES BASED ON	TALENT, AS THIS IS CRITICAL
AND SHAREHOLDER RETURN	PERFORMANCE	TO OUR SUCCESS

We are asking you to cast an advisory, nonbinding vote to approve compensation awarded to our named executive officers (“NEOs”) — our chief executive officer (“CEO”), chief financial officer (“CFO”) and three additional most highly paid executive officers, as listed on page 31. At our last Annual Meeting, shareholders expressed strong support for our executive compensation programs, with 93% of votes cast in favor of the advisory resolution on executive compensation.

PAY FOR PERFORMANCE

We seek to align pay and performance by making a significant portion of our NEOs’ compensation dependent on:

●	achieving specific annual and long-term strategic and financial goals; and

●	increasing shareholder value.

2016 Pay Mix. NEO compensation is weighted toward variable compensation (annual and long-term incentives), which is at risk because the actual amounts earned could differ from targeted amounts based on corporate and individual performance. As the following charts show, the vast majority of our CEO’s and other NEOs’ target direct compensation for 2016 could vary significantly based on company performance, including stock-price performance.

TARGET PAY MIX FOR CEO

TARGET PAY MIX FOR NEOs (EXCLUDING CEO)

Note, the amounts in these graphs are shown at target and therefore will not match the values reflected in the Summary Compensation Table on page 58. For additional details about our executive compensation programs and our NEOs’ fiscal year 2016 compensation, please see “Compensation Discussion & Analysis” beginning on page 31 and “Executive Compensation Tables” beginning on page 58.

Proxy Statement

ANNUAL MEETING OF SHAREHOLDERS | MAY 26, 2017

The Board of Directors of Lincoln National Corporation (the “Company,” “we,” “us” or “Lincoln”) is soliciting proxies in connection with the proposals to be voted on at the 2017 Annual Meeting of Shareholders, which will be held beginning at 9:00 a.m. local time on Friday, May 26 at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, Pennsylvania 19102. This proxy statement and a proxy card or a notice of internet availability were sent to our shareholders on or about April 14. When we refer to the Meeting or the Annual Meeting, we are also referring to any meeting that results from an adjournment of the Annual Meeting.

GOVERNANCE OF THE COMPANY

Integrity, respect and responsibility are not just guiding principles for us. They unify and inspire us to help people to take charge of their lives. Our Board of Directors is responsible for directing and overseeing the management of the Company’s business in the best interests of the shareholders and consistent with good corporate citizenship. In carrying out its responsibilities, the Board provides oversight for the process of selecting and monitoring the performance of senior management, provides oversight for financial reporting and legal and regulatory compliance, determines the Company’s governance guidelines and implements its governance policies. The Board, together with management, is responsible for establishing our values and code of conduct and for setting strategic direction and priorities.

BOARD STRUCTURE AND LEADERSHIP

As of the Annual Meeting our Board of Directors will have ten members, nine of whom are non-employees, or outside directors. The Board has determined that all nine outside directors are independent, as discussed below. The Board may fill a director vacancy or reduce the size of the Board without shareholder approval.

The Board has no set policy requiring separation of the offices of CEO and Chairman of the Board (“Chairman”). It believes that the decision on whether or not to separate these roles should be part of the regular succession planning process and made based on the best interests of the Company.

Currently, we separate the roles of CEO and Chairman in recognition of the differences between these roles. The CEO is responsible for setting the Company’s performance and strategic direction and for day-to-day leadership, while the Chairman provides guidance to the CEO and management, consults on the agenda for Board meetings, acts as the key liaison between the Board and management, and presides over meetings of the full Board and of the independent directors. He also has the authority to call special meetings of the Board.

The Board elects the Chairman annually. William H. Cunningham, an independent director, has served as our Chairman since 2009.

BOARD’S ROLE IN RISK OVERSIGHT

Enterprise risk management is an integral part of our business processes. Senior management is primarily responsible for establishing policies and procedures designed to assess and manage the Company’s significant risks. We also have a Corporate Enterprise Risk and Capital Committee, made up of members of senior management and the Chief Risk Officer, which provides oversight of our enterprise-wide risk structure and of our processes to identify, measure, monitor and manage significant risks, including credit, market and operating risk. The Board’s role is regular oversight of the overall risk management process, including reviews of operational, financial, legal/regulatory, compensation, strategic and competitive risks. The Board reviews the most significant risks the Company faces and the manner in which our executives manage these risks. The Board has also delegated certain of its risk oversight efforts to its Committees, as shown below. This structure enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to risk interrelationships. We believe that the separation of the Chairman and CEO roles supports the Board’s oversight role.

BOARD AND COMMITTEES: AREAS OF RISK OVERSIGHT

FULL BOARD	AUDIT	COMPENSATION	FINANCE

● Strategy ● Operations ● Competition ● Financial strategies and transactions	● Company’s enterprise risk management efforts ● Financial statements ● Financial reporting process ● Accounting and audit matters ● Legal, compliance and regulatory matters	● Compensation policies and practices ● Executive incentive compensation and stock ownership ● Executive retention and succession planning	● Investment policies, strategies and guidelines ● Capital management and structure ● Financial plan

OUR CORPORATE GOVERNANCE GUIDELINES

The Board’s Corporate Governance Guidelines provide a framework for effective corporate governance and set expectations for how the Board should perform its functions. The Guidelines include the following key principles:

●	A majority of our Board must at all times be “independent” as defined by Securities and Exchange Commission (“SEC”) rules and New York Stock Exchange (“NYSE”) listing standards.
●	Our independent directors must meet in executive session at least once a year, with no members of management present. Our outside directors, all of whom are independent, meet in connection with each regularly scheduled Board meeting and at any other times they may choose.
●	Only independent directors may serve on the Audit, Compensation and Corporate Governance committees.
●	Our Board conducts an annual review of the performance of the Board and the Audit, Compensation, Corporate Governance and Finance Committees each year.
●	The written charters of the Audit, Compensation, and Corporate Governance committees comply with the NYSE’s listing standards and are reviewed at least once each year.
●	We have a Code of Conduct, available on our website at www.lfg.com, which includes our “code of ethics” for purposes of SEC rules and our “code of business conduct and ethics” for purposes of the NYSE listing standards. We will disclose amendments to or waivers from a required provision of the code by including such information on our website.

The full texts of our Corporate Governance Guidelines and committee charters are available on our website at www.lfg.com.

DIRECTOR INDEPENDENCE

Under the Corporate Governance Guidelines, a majority of our directors must at all times be “independent” and meet the NYSE listing standards regarding independence as incorporated in our Corporate Governance Guidelines. Among other things, these standards require the Board to determine that our independent directors have no material relationship with Lincoln other than as directors.

Applying these standards, the Corporate Governance Committee and the Board have reviewed the independence of each director and director nominee, and the Board has determined that:

●	All of our Directors, except Mr. Glass are independent.

●	All members of the Audit, Compensation, Corporate Governance and Finance committees are independent of our management and of the Company.

In conducting its independence review, the Board will consider, among other things, transactions and relationships between each outside director (or any member of his or her immediate family) and us or our subsidiaries and affiliates. The Board takes into account that in the ordinary course of business, we conduct transactions with companies at which some of our directors are or have been directors, employees or officers. Transactions that are in the ordinary course of business on terms substantially equivalent to those prevailing at the time for comparable transactions and that fall below the threshold levels set forth in our independence standards do not impact a director’s independence under our standards.

DIRECTOR NOMINATION PROCESS

Under our Corporate Governance Guidelines, the Board is responsible for selecting its own members. The Corporate Governance Committee is charged with:

●	Identifying the competencies appropriate for the Board.

●	Identifying which, if any, of those competencies may be missing or under-represented on the current Board.

●	Identifying individuals with appropriate qualifications and attributes.

●	Recommending to the Board the director nominees for the next annual meeting of shareholders.

Although there are no specific minimum qualifications for director nominees, the Corporate Governance Committee’s charter allows the Committee to consider any factors it deems appropriate. The Committee reviews with the Board the appropriate skills and characteristics required of directors in the context of the Board’s current make-up. In addition to considering a candidate’s background, experience and professional accomplishments, the Board looks for individuals with, among other attributes, integrity, business acumen, specific skills (such as an understanding of marketing, finance, accounting, regulation and public policy) and a commitment to our shared values.

Our Board reflects a diverse, highly engaged group of directors with appropriate skills and varying backgrounds. We have a rigorous board evaluation process that includes an annual self-assessment and peer review to foster the right mix of subject matter expertise, capabilities and perspectives. Our Board also takes a thoughtful approach to board refreshment with the intent to align directors’ skills with our company strategy. The Board regularly reviews the composition and qualifications of our directors. After a deliberate and inclusive process, Deirdre Connelly was elected as a new director during 2016, to fill the vacancy left by a retiring director. Ms. Connelly’s experience and expertise is well-suited to our board and complements that of our other directors. The Board will continue to review its composition and structure balancing the need for continuity and experience with fresh ideas and perspectives.

Although the Board does not have a formal diversity policy, our Corporate Governance Guidelines specify that the Corporate Governance Committee should consider diversity in the director identification and nomination process. As a result, the Committee seeks nominees with a broad diversity of backgrounds, experiences, professions, education and differences in viewpoints and skills.

The Corporate Governance Committee begins the nomination process each year by deciding whether to renominate current directors. This includes an individual assessment of each director who will be up for reelection the following year. The Committee then reviews the results of the individual director assessments. It considers for renomination those Board members whose skills and experience continue to be relevant to our business and whose performance for the most recent term has also been favorably assessed.

When identifying potential director candidates — whether to replace a director who has retired or resigned or to expand the Board to gain additional capabilities — the Committee determines the skills, experience and other characteristics that a potential nominee should possess (in light of the composition and needs of the Board and its committees, and including whether or not the nominee would be considered independent under the NYSE listing standards) and seeks candidates with those qualifications.

Although not required to do so, the Committee may consider candidates proposed by our directors or our management and may also retain an outside firm to help identify and evaluate potential nominees. The Committee will also consider nominations from shareholders. Such nominations must be submitted in writing to our Corporation Secretary at our principal executive office, and must include the same information that would be required for a candidate to be nominated by a shareholder at a meeting of shareholders as described under “General Information – Shareholder Proposals for the 2018 Annual Meeting” on page 86. Any such recommendation must be received by the Corporate Secretary no earlier than January 26, 2018, and not later than February 25, 2018.

If the Corporate Governance Committee determines that it should conduct a full evaluation of a prospective candidate, including an interview, one or more members of the Committee will do so, and other directors may be asked to interview the candidate as well. Upon completing the evaluation and the interview, the Committee recommends to the Board whether to nominate the individual.

The nominee evaluation process is the same whether the nomination comes from a Board member, management or a shareholder. If the Corporate Governance Committee recommends a shareholder nominee to the Board, the Board may— as with any nominee—either accept or reject the recommendation.

ANNUAL BOARD EVALUATION

Annually, the Board conducts a self-evaluation to determine whether it and its committees are functioning effectively. The Corporate Governance Committee oversees the Board evaluation process, which is designed to elicit feedback and recommendations from the directors that will improve the effectiveness of the Board. Each year the Committee reviews the overall process for the assessment as well as the substantive matters to be addressed during the evaluation. In general, the evaluation covers a variety of topics including the Company’s strategy, financial performance, risk management and succession planning. The results of the assessment are discussed with each Committee and the full Board following the compilation of the results.

COMMUNICATIONS WITH DIRECTORS

Shareholders and others who wish to communicate with the full Board or its outside (non-executive) directors may do so by sending a letter to either “The Board of Directors” or “The Outside Directors,” as appropriate, at our principal executive offices:

Lincoln National Corporation

150 N. Radnor Chester Road

Radnor, PA 19087

Attention: Office of the Corporate Secretary

Our Corporate Secretary receives and processes all communications and will refer relevant and appropriate communications to the Chairman. If a communication relates to possible violations of our Code of Conduct or contains concerns or complaints regarding our accounting, internal auditing controls, or auditing matters or other related concerns, it will be referred to the Audit Committee, which has a policy for reporting such information. The policy can be found on our website at www.lfg.com.

You may communicate with the Board anonymously and/or confidentially. However, if you submit your communication anonymously, we will not be able to contact you in the event we require further information. Also, while we will attempt to preserve your confidentiality whenever possible, we cannot guarantee absolute confidentiality.

BOARD AND COMMITTEE MEETINGS

The Board met four times during 2016, and each director attended 75% or more of the aggregate of: (1) the total number of Board meetings; and (2) the total number of meetings held by committees on which he or she served. Although the Board does not have a formal policy that requires directors to attend our Annual Meeting of Shareholders, directors are encouraged to attend. All of the Company’s directors attended the 2016 Annual Meeting.

BOARD COMMITTEES

The Board has six standing committees: the Audit Committee, the Compensation Committee, the Corporate Governance Committee, the Executive Committee, the Finance Committee and the Committee on Corporate Action. The table below lists the directors who currently serve on these committees and the number of meetings each committee held during 2016. The Audit, Compensation, Corporate Governance and Finance committees conduct self-evaluations of their committee’s performance each year.

CURRENT COMMITTEE MEMBERSHIP AND MEETINGS HELD DURING 2016 (C=CHAIR M=MEMBER)
	AUDIT	COMPENSATION	CORPORATE GOVERNANCE	EXECUTIVE	FINANCE	CORPORATE ACTION[1]
Deirdre P. Connelly	M		M
William H. Cunningham		M	M	C	M
Dennis R. Glass				M		C
George W. Henderson, III	M				M
Eric G. Johnson		M		M	C
Gary C. Kelly	M				M
M. Leanne Lachman	C
Michael F. Mee		M		M	M
William P. Payne			M	M
Patrick S. Pittard		C
Isaiah Tidwell	M		C
Number of Meetings in 2016	8	4	4	0	4	--

Shaded cells denote committee chair.

1. The Committee on Corporate Action takes all action by the unanimous written consent of the sole member of that Committee, and there were twelve (12) such consents in 2016.

The functions and responsibilities of our Board’s standing committees are described below. Charters for the Audit, Compensation, Corporate Governance, Executive and Finance committees are available on the Governance section of our website at www.lfg.com.

AUDIT COMMITTEE

The primary function of the Audit Committee is oversight, including risk oversight. This includes:

•	assisting the Board in oversight of: (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the independent auditor’s qualifications and independence; (4) the performance of our general auditor and independent auditor; and (5) our risk assessment and risk management policies and processes

•	reviewing and discussing the risk policies and procedures adopted by management and the implementation of these policies

•	reviewing the qualifications and backgrounds of senior risk officers

•	preparing the report required for inclusion in our annual proxy statement

•	hiring, firing, and evaluating the performance of the independent auditors and approving their compensation and all of their engagements

•	establishing procedures for handling complaints regarding accounting, internal auditing controls or auditing matters and for the confidential, anonymous submission of employee concerns regarding questionable accounting or auditing matters

•	discussing the timing and process for implementing the rotation of the lead audit partner

•	consulting with management before the appointment or replacement of the internal auditor

•	discussing our annual and quarterly consolidated financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our SEC filings and annual report to shareholders

•	reporting the Committee’s activities to the Board on a regular basis and making any recommendations to the Board that the Committee deems appropriate.

•	inquiring about significant risks and exposures, if any, and reviewing and assessing the steps taken to monitor and manage them.

The Board has determined that two of its members meet the definition of “audit committee financial expert” under SEC rules. The Board has named Gary C. Kelly as our “audit committee financial expert” for this proxy statement. The Audit Committee may obtain advice and assistance from internal or external legal, accounting or other advisers.

More information regarding the Audit Committee, including the Audit Committee Report, can be found under “Ratification of Appointment of Independent Registered Public Accounting Firm” beginning on page 25.

COMPENSATION COMMITTEE

The principal functions of the Compensation Committee include:

•	establishing our general compensation philosophy in consultation with the compensation consultant and senior management

•	ensuring that succession plans are in place for the CEO and other executive officers

•	reviewing and approving corporate goals and objectives for the CEO and executive officers’ compensation

•	evaluating the CEO’s performance and setting the CEO’s compensation level based on this evaluation

•	evaluating annually whether the Company’s compensation programs create unnecessary risks that could harm the Company

•	reviewing with management the Compensation Discussion & Analysis to be included in the proxy statement

•	reviewing and approving the strategies, policies and programs related to the compensation of our executive officers and other key personnel

•	making recommendations to the Board regarding incentive compensation and equity-based plans, and approving all grants and awards to executive officers under such plans

•	approving employment and severance agreements for executive officers

•	approving certain employee benefit and executive compensation plans and programs, and changes to such plans and programs

•	reporting the Committee’s activities to the Board on a regular basis and making any recommendations the Committee deems appropriate.

The Compensation Committee may retain or obtain advice on executive compensation-related matters from a compensation consultant, outside legal counsel or other adviser. The Committee is directly responsible for appointing, compensating and overseeing the work of any such advisers and must consider certain independence factors before hiring them. More information concerning the Compensation Committee, including the role of its compensation consultant and our executive officers in determining or recommending the amount or form of executive compensation, can be found in the “Compensation Discussion & Analysis” section beginning on page 31.

CORPORATE GOVERNANCE COMMITTEE

The principal functions of the Corporate Governance Committee include:

•	identifying individuals qualified to become Board members

•	recommending to the Board nominees for director (including those recommended by shareholders in accordance with our Bylaws)

•	taking a leadership role in shaping our corporate governance and recommending to the Board the corporate governance principles applicable to us

•	developing and recommending to the Board standards for determining the independence of directors

•	making recommendations to the Board regarding the compensation program for directors

•	making recommendations to the Board regarding the size of the Board and the membership, size, structure and function of its committees

•	helping evaluate the Board and individual directors

•	reporting the Committee’s activities to the Board on a regular basis and making any recommendations the Committee deems appropriate.

The Corporate Governance Committee may hire and terminate search firms; approve any search firm’s fees and terms of retention; and seek advice and assistance from internal or external legal, accounting or other advisers.

EXECUTIVE COMMITTEE

The principal function of the Executive Committee is to act for the Board, when necessary, between Board meetings. In such instances, the Executive Committee may act for the Board in managing and directing the Company’s business and affairs, except for matters expressly delegated to another committee or the full Board. The Executive Committee reports any actions it takes to the Board as soon as practicable.

FINANCE COMMITTEE

The principal functions of the Finance Committee include:

•	reviewing and providing guidance to senior management with respect to:

–	our annual three-year financial plan;

–	our capital structure, including issuance of securities by us or any of our affiliates, significant “off balance sheet” transactions, and our dividend and share repurchase strategies;

–	our reinsurance strategies; and

–	proposed mergers, acquisitions, divestitures, joint ventures and other strategic investments.

•	reviewing our overall credit quality and credit ratings strategy

•	reviewing the general account and our investment policies, strategies and guidelines

•	reviewing our hedging program and the policies and procedures governing the use of financial instruments, including derivatives

•	reviewing the funding adequacy of our qualified pension plans, including significant actuarial assumptions, investment policies and performance

•	reporting the Committee’s activities to the Board on a regular basis and making any recommendations the Committee deems appropriate.

The Finance Committee may seek advice and assistance from internal or external legal, accounting or other advisers.

COMMITTEE ON CORPORATE ACTION

The Committee on Corporate Action was formed to delegate to the sole member, the CEO, the authority to take certain actions on behalf of the Board in accordance with limits set by the Board. The principal functions that have been delegated to the Committee on Corporate Action include:

•	determining the pricing of the securities offered from our shelf registration statement, including all rates, payments, ratios, discounts and other financial measures related to the pricing of such securities

•	approving, as necessary, the underwriting agreement, form of security and other transaction documents relating to the offering and sale of securities under our shelf registration statement

•	appointing and removing certain classes of our officers as the Board may determine by resolution.

ITEM 1 | ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

Ten directors will be up for election at the 2017 Annual Meeting to hold office until the next annual meeting and until their respective successors are elected and qualified. Mr. Payne is not standing for reelection. Of the directors standing for election, Mr. Glass is an officer of the Company. In addition to annual elections, our bylaws require our directors to be elected by a majority of votes cast in an uncontested election.

Each director brings a strong background and set of skills to the Board, giving the Board as a whole expertise, diversity and experience in a wide variety of areas. The Board believes that all of our directors have integrity and honesty and adhere to high ethical standards. They have also demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment to serve the Company.

Unless you direct otherwise or specifically indicate that you wish to abstain from voting for one or more of the nominees on the proxy, your proxy will be voted for each of the nominees below. Each nominee is a current director of the Company and has agreed to continue serving on the Board if elected. If any nominee is unable to serve as a director, proxies may be voted for another person designated by the Board.

The Board of Directors recommends a vote FOR each of the nominees.

DEIRDRE P. CONNELLY RETIRED PRESIDENT NORTH AMERICAN PHARMACUETICALS OF GLAXOSMITHKLINE	AGE: 55 DIRECTOR SINCE: 2016 Member, Audit and Corporate Governance Committees

CAREER

Ms. Connelly was the President, North American Pharmaceuticals of GlaxoSmithKline, a global pharmaceutical company from 2009 until her retirement in 2015. Before that she served as President, U.S. Operations for Eli Lily and Company from 2005-2009.

QUALIFICATIONS

Substantial leadership experience and expertise as a senior executive of large publicly-traded companies with global operations. She has extensive knowledge and expertise in strategy, operations, finance and capital management, brand marketing and product development.

OTHER PUBLIC COMPANY BOARDS	Macy’s, Inc. 2008–present.
Genmab A/S 2017–present.

WILLIAM H. CUNNINGHAM PROFESSOR AT THE UNIVERSITY OF TEXAS AT AUSTIN AND JAMES J. BAYLESS CHAIR FOR FREE ENTERPRISE AT THE UNIVERSITY’S McCOMBS SCHOOL OF BUSINESS	AGE: 73 DIRECTOR SINCE: 2006 Non-Executive Chairman of the Board since: 2009 Member, Compensation, Corporate Governance, Executive and Finance Committees

CAREER

Mr. Cunningham has been a professor with The University of Texas since 2000. Before that he served as Chancellor and CEO of The University of Texas System, as President of The University of Texas at Austin and as Dean of the McCombs School of Business.

QUALIFICATIONS

Substantial experience in accounting, marketing, finance and corporate governance, as well as experience leading a large public institution. Mr. Cunningham also has significant experience serving on public company boards, including over 20 years in our industry as a Director of Jefferson-Pilot Corporation, a public insurance company with whom we merged in 2006.

OTHER PUBLIC COMPANY BOARDS	John Hancock Mutual Funds, 1986–present. Southwest Airlines Co., 2000–present.
PRIOR PUBLIC COMPANY BOARD SERVICE IN PAST 5 YEARS	LIN Media LLC, (formerly LIN Television Corporation) 2002–2007 and 2009–2014. Resolute Energy Corporation, 2009–2015.

DENNIS R. GLASS PRESIDENT AND CHIEF EXECUTIVE OFFICER OF LINCOLN NATIONAL CORPORATION	AGE: 67 DIRECTOR SINCE: 2006 Member, Executive Committees

CAREER

Mr. Glass has served as our President since 2006 and our CEO since 2007. He is also President of, and serves on the boards of, our principal insurance subsidiaries. Before our merger with Jefferson-Pilot Corporation, Mr. Glass was President, CEO and a Director of that company.

QUALIFICATIONS

A seasoned executive who has served in executive-level positions in the insurance industry for over 30 years, Mr. Glass brings to his role as a Director a deep knowledge of our industry, our competitors and our products.

OTHER PUBLIC COMPANY BOARDS	None in past 5 years.

GEORGE W. HENDERSON, III RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF BURLINGTON INDUSTRIES, INC.	AGE: 68 DIRECTOR SINCE: 2006 Member, Audit and Finance Committees Mr. Henderson also serves as a Director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.

CAREER

Mr. Henderson was Chairman and CEO of Burlington Industries, a global manufacturer of textile products, from 1998 to his retirement in 2003. Before that he served as that company’s President and its COO. He was also a member of Burlington’s Board of Directors for 13 years.

QUALIFICATIONS	Executive leadership and management experience at the highest levels of a global public company; significant experience with international operations and accounting and financial reporting.
OTHER PUBLIC COMPANY BOARDS	Bassett Furniture Industries, Inc., 2004–present.

ERIC G. JOHNSON PRESIDENT AND CEO OF BALDWIN RICHARDSON FOODS COMPANY	AGE: 66 DIRECTOR SINCE: 1998 Chair, Finance Committee Member, Compensation and Executive Committees

CAREER	Since 1997, Mr. Johnson has served as President and CEO of Baldwin Richardson Foods Company, a privately held manufacturer of products for the food service industry.
QUALIFICATIONS

Extensive executive management skills; expertise in marketing, finance and the development and execution of corporate strategy; experience in mergers and acquisitions. Through his years of service on our Board, Mr. Johnson has also developed a deep base of knowledge regarding our business and our industry.

OTHER PUBLIC COMPANY BOARDS	SUPERVALU, INC., 2013–present.

GARY C. KELLY CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF SOUTHWEST AIRLINES CO.	AGE: 62 DIRECTOR SINCE: 2009 Member, Audit and Finance Committees

CAREER

Mr. Kelly has been CEO of Southwest Airlines since 2004, and President and Chairman since 2008. Previously Mr. Kelly held a number of senior-level positions within the Southwest organization, including CFO. Before joining Southwest, Mr. Kelly served as a CPA for a public auditing firm.

QUALIFICATIONS

Executive leadership and management experience at the highest levels of a public company; ability to provide insights into operational, regulatory and governance matters; substantial expertise in finance, accounting and financial reporting.

OTHER PUBLIC COMPANY BOARDS	Southwest Airlines Co., 2004–present.

M. LEANNE LACHMAN PRESIDENT OF LACHMAN ASSOCIATES LLC AND EXECUTIVE -IN-RESIDENCE, COLUMBIA GRADUATE SCHOOL OF BUSINESS	AGE: 74 DIRECTOR SINCE: 1985 Chair, Audit Committee Ms. Lachman also serves as a Director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.

CAREER

Ms. Lachman has served since 2003 as President of Lachman Associates LLC, an independent real estate consultancy, and since 2000 as an Executive-in-Residence at Columbia Business School. Before that she was Managing Director of Lend Lease Real Estate Investments, a global institutional investment manager.

QUALIFICATIONS

Extensive background in real estate analysis, investment, management, and development, and international operations. Through her years of service on our Board, she has acquired a deep understanding of our business, our organization and our industry.

OTHER PUBLIC COMPANY BOARDS	Liberty Property Trust, 1994–present.

MICHAEL F. MEE RETIRED EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER OF BRISTOL-MYERS SQUIBB COMPANY	AGE: 74 DIRECTOR SINCE: 2001 Member, Compensation and Finance Committees

CAREER

From 1994 to 2001, Mr. Mee was the Executive Vice President and CFO of Bristol-Myers Squibb Co., a pharmaceutical and health care products company, where he was also a member of the Office of the Chairman. Before joining Bristol-Myers Squibb, Mr. Mee served in senior financial executive positions with several Fortune 500 companies.

QUALIFICATIONS

Significant public accounting and financial reporting skills; extensive management experience and leadership skills; expertise in corporate strategy, development and investments, international operations and risk assessment.

OTHER PUBLIC COMPANY BOARDS	None in the past 5 years.

PATRICK S. PITTARD CHAIRMAN OF PATRICKPITTARD ADVISORS LLC	AGE: 71 DIRECTOR SINCE: 2006 Chair, Compensation Committee Mr. Pittard also serves as a Director of Lincoln Life & Annuity Company of New York, one of our insurance subsidiaries.

CAREER

Mr. Pittard is Chairman of Patrick Pittard Advisors LLC, a human capital firm providing “C-level” services such as executive search and talent assessment. He also serves as a leadership instructor at the Terry School of Business at the University of Georgia and was the Chairman and CEO of ACT Bridge from 2011 to 2013. Before that Mr. Pittard was Chairman, President and CEO of Heidrick & Struggles International, Inc., a worldwide provider of executive-level search and leadership services and one of the largest publicly traded global recruiting firms, from which he retired in 2002.

QUALIFICATIONS

Executive leadership and management experience at the highest levels of a global public company; experience driving strategic organizational growth; expertise in executive compensation, insurance and investments.

OTHER PUBLIC COMPANY BOARDS	Artisan Funds, 2001–present.

ISAIAH TIDWELL RETIRED EXECUTIVE VICE PRESIDENT AND GEORGIA WEALTH MANAGEMENT DIRECTOR OF WACHOVIA BANK, N.A	AGE: 72 DIRECTOR SINCE: 2006 Chair, Governance Committee Member, Audit Committee

CAREER

Before retiring in 2005, Mr. Tidwell was an Executive Vice President and Director of Wealth Management operations for Wachovia Bank in Georgia. During his career at Wachovia, he took on various roles with increasing responsibility, eventually becoming Southern Regional Executive before being promoted to Executive Vice President. Earlier in his career, Tidwell was employed in various accounting and financial positions with Celanese Corporation.

QUALIFICATIONS

Extensive experience in banking, financial services and wealth management. Through his years of service on the boards of other public companies, Mr. Tidwell has also developed knowledge of risk assessment practices and a significant understanding of finance and accounting principles.

OTHER PUBLIC COMPANY BOARDS	Synder’s–Lance, Inc. (formerly Lance, Inc.), 1995–present.
PRIOR PUBLIC COMPANY BOARD SERVICE IN PAST 5 YEARS	Harris Teeter Supermarkets, Inc. (formerly Ruddick Corporation), 1999–2014.

COMPENSATION OF OUTSIDE DIRECTORS

The Board adheres to the following guidelines in establishing outside director compensation:

●	We provide competitive compensation to attract and retain high-quality outside directors; and

●	A significant portion of each outside director’s compensation is paid in equity to help align our directors’ interests with those of our shareholders.

In accordance with our Corporate Governance Guidelines, the Board’s compensation program is reviewed and assessed annually by the Corporate Governance Committee. As part of this review, the Committee may solicit the input of outside compensation consultants. During 2016, the Committee asked Pay Governance LLC, an independent compensation consultant, to provide a competitive analysis of the compensation we provide to our outside directors. As a result of that review and the Committee’s discussion, the Committee recommended to the Board an increase of $15,000 in the Deferred LNC Stock Units retainer for the non-executive Chairman of the Board. The Committee also recommended an increase in the cash portion of the Annual Retainer to $120,000 for the non-executive Chairman of the Board and an increase to $100,000 for the other directors.

The following table compares our director fees for 2016 to the revised fees that took effect on January 1, 2017:

FEES	2016	2017
BOARD
Annual Retainer (Cash)	$86,000	$100,000
Deferred LNC Stock Units	$161,000	$161,000

Total Board Fees	$247,000	$261,000

NON-EXECUTIVE CHAIRMAN OF THE BOARD
Annual Retainer (Cash)	$86,000	$120,000
Deferred LNC Stock Units	$361,000	$376,000

Total Non-Executive Chairman of the Board Fees	$447,000	$496,000

COMMITTEES (CASH)
Audit Committee Chair	$30,000	$30,000
Audit Committee Member	$10,000	$10,000
Other Committee Chair	$20,000	$20,000

SHARE OWNERSHIP REQUIREMENTS

Lincoln’s share ownership guidelines require outside directors to hold, within five years of joining the Board, interests in the Company’s common stock equal to five (5) times the annual Board cash retainer. Interests in our stock that count toward the share ownership guidelines include Deferred LNC Stock Units, LNC stock owned outright, and 33% of vested stock options. As of December 31, 2016, all of our directors are in compliance with this requirement. Ms. Connelly, who joined the Board in May of 2016, has until May 2021 to meet the full share ownership requirement.

OPTIONAL DEFERRAL OF ANNUAL RETAINER

In addition to receiving Board fees in the form of Deferred LNC Stock Units, directors may defer the cash component of their annual and committee retainers into various investment options under the Lincoln National Corporation Deferred Compensation Plan for Non-Employee Directors (the “Directors’ DCP”).

The investment options track those offered to employees under the LNC Employees’ 401(k) Savings Plan (the “Employees’ 401(k) Plan”) and include a Lincoln National Corporation Stock Fund investment option (the “LNC Stock Fund”). However, the Directors’ DCP uses “phantom” versions of the Employees’ 401(k) Plan investment options, meaning that accounts are credited with earnings or losses as if the amounts had been invested in the chosen investment options.

All deferred amounts, including the annual retainer paid in Deferred LNC Stock Units, are payable only when the director retires or resigns from the Board. In addition, amounts invested in the LNC Stock Fund upon cessation of a director’s service on the Board are only payable in shares of Lincoln common stock.

MEETING FEES

No additional fees are paid for attending regularly scheduled Board or committee meetings, although the Corporate Governance Committee has discretion to recommend additional compensation ($1,100 per meeting) for additional meetings. Outside directors who are also directors of Lincoln Life & Annuity Company of New York (“LNY”), our indirect, wholly owned subsidiary, receive an annual cash retainer of $15,000 and a fee of $1,100 for each LNY Board and committee meeting they attend. During 2016, three outside directors — Mr. Henderson, Ms. Lachman and Mr. Pittard — also served as directors of LNY.

OTHER BENEFITS

We offer outside directors several benefits in addition to the compensation listed above. These include:

●	Financial planning services—up to $20,000 for an initial financial plan and $10,000 for annual updates. The services must be provided by a Lincoln Financial Network financial planner for the director to be reimbursed.

●	Participation—at their own expense—in certain health and welfare benefits, including our self-insured medical and dental plans as well as life insurance and accidental death and dismemberment coverages.

●	Participation in a matching charitable gift program through which the Lincoln Financial Foundation, Inc. matches donations from a director to one or more eligible organizations, up to an annual total of $15,000 for all gifts.

COMPENSATION OF NON-EMPLOYEE DIRECTORS* DURING 2016
NAME	FEES EARNED OR PAID IN CASH[1] ($)	STOCK AWARDS[2] ($)	ALL OTHER COMPENSATION ($)		TOTAL ($)
Deirdre P. Connelly[3]	55,419	96,423	-		151,842
William H. Cunningham	86,000	361,000	15,000	[6]	462,000
George W. Henderson, III	115,400	161,000	10,000	[6]	286,400
Eric G. Johnson	106,000	161,000	-		267,000
Gary C. Kelly	96,000	161,000	-		257,000
M. Leanne Lachman	135,400	161,000	25,000	[5,6]	321,400
Michael F. Mee	86,000	161,000	10,000	[6]	257,000
William Porter Payne[4]	86,000	161,000	15,000	[6]	262,000
Patrick S. Pittard	125,400	161,000	10,000	[5]	296,400
Isaiah Tidwell	116,000	161,000	8,000	[6]	285,000

* As an employee of the Company, Mr. Glass receives no director compensation.

1. As described above, $86,000 of the annual retainer was paid in cash. The fees shown in this column also include any fees that an outside director was paid as the chair of a committee, as a member of the Audit Committee or for service on the Board of LNY.

2. The fair value of the stock awards was determined in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Stock Compensation. The assumptions made in calculating the grant date fair value of stock and option awards are set forth in Note 18 of the Notes to the Consolidated Financial Statements, included in Item 8 of our Form 10-K for fiscal year ended December 31, 2016. Mr. Cunningham received an additional $200,000 in Deferred LNC Stock Units for serving as non-executive Chairman during 2016.

3. Ms. Connelly was elected to our Board of Directors on May 26, 2016.

4. Mr. Payne has notified the Board that he will not stand for election as a director at the Annual Meeting.

5. Includes the provision of financial planning services with an aggregate incremental cost to us of $10,000 for each of Ms. Lachman and Mr. Pittard.

6. Reflects contributions made on the director’s behalf under the matching charitable gift program.

The following table shows the number of deferred stock units and vested unexercised stock options held by each director as of December 31, 2016:

NAME	DEFERRED LNC STOCK UNITS	STOCK OPTIONS
Deirdre P. Connelly	1,884
William H. Cunningham	93,476	19,906
George W. Henderson, III	58,725	3,007
Eric G. Johnson	51,302	33,180
Gary C. Kelly	21,669	17,040
M. Leanne Lachman	61,746	3,007
Michael F. Mee	65,064	33,180
William Porter Payne	39,066	14,119
Patrick S. Pittard	18,483	3,007
Isaiah Tidwell	33,453	22,452

Deferred LNC Stock Units include amounts reported in the Stock Awards column above and phantom units awarded under the LNC Outside Directors’ Value Sharing Plan, which was terminated on July 1, 2004, plus any accrued dividend equivalents, which are automatically reinvested in additional phantom units of our common stock.

ITEM 2 | RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee evaluates the performance of the Company’s independent auditors each year and determines whether to reengage them or consider other firms. In doing so, the Committee considers the auditor’s service quality and efficiency, capability, technical expertise, and knowledge of our operations and industry. On February 22, 2017, the Committee appointed Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm for fiscal year 2017. We have engaged this firm and its predecessors in this capacity continuously since 1968. In addition, the Committee is involved in the selection of Ernst & Young’s lead engagement partner and ensures that the mandated rotation of the lead partner occurs routinely.

As a matter of good corporate governance, we request that our shareholders ratify (approve) this appointment, even though this is not required. If shareholders do not ratify this appointment, the Audit Committee will take note of that and may reconsider its decision. If shareholders do ratify this appointment, the Committee will still have discretion to terminate Ernst & Young and retain another accounting firm at any time during the year.

Representatives of Ernst & Young will be present at the Annual Meeting, where they will be given the opportunity to make a statement, if they wish to. They will also be available to respond to questions about their audit of our consolidated financial statements and internal controls over financial reporting for fiscal year 2016.

The Board of Directors recommends a vote FOR the ratification of Ernst & Young as our independent registered public accounting firm for 2017.

IDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES AND SERVICES

The table below shows the total fees that Ernst & Young received for professional services rendered for fiscal years 2016 and 2015, with a breakdown of fees paid for different categories of work.

	FISCAL YEAR ENDED - DECEMBER 31, 2016	% OF TOTAL FEES	FISCAL YEAR ENDED - DECEMBER 31, 2015	% OF TOTAL FEES
Audit Fees[1]	$10,556,687	91.3	$10,015,790	90.9
Audit-Related Fees[2]	1,010,749	8.7	937,100	8.5
Tax Fees[3]	—	—	63,842	0.6
All Other Fees	—	—	—	—
TOTAL FEES	$11,567,436	100	$11,016,732	100

1.	Audit Fees. Fees for audit services include fees and expenses associated with the annual audit, the reviews of our interim financial statements included in quarterly reports on Form 10-Q, accounting consultations directly associated with the audit, and services normally provided in connection with statutory and regulatory filings.

2.	Audit-Related Fees. Audit-related services principally include employee benefit plan audits, service auditor reports on internal controls, due diligence procedures in connection with acquisitions and dispositions, reviews of registration statements and prospectuses, and accounting consultations not directly associated with the audit or quarterly reviews.

3.	Tax Fees. Fees for tax services include tax-filing and advisory services.

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee has policies and procedures to pre-approve all audit and permissible non-audit services that our accounting firm provides. Management submits to the Committee for approval a schedule of all audit, tax and other related services it expects the firm to provide during the year. The schedule includes examples of typical or known services expected to be performed, listed by category, to illustrate the types of services to be provided under each category. The Committee pre-approves the services by category, with specific dollar limits for each category. If management wants to engage the accounting firm for additional services, management must receive approval from the Committee for those services. The Committee chair also has the authority to pre-approve services between meetings, subject to certain dollar limitations, and must notify the full Committee of any such pre-approvals at its next scheduled meeting.

OTHER INFORMATION

Ernst & Young has advised us that neither it nor any member of the firm has any financial interest, direct or indirect, in any capacity in us or our subsidiaries. The Company has made similar inquiries of our directors and executive officers, and we have identified no such direct or indirect financial interest in Ernst & Young.

AUDIT COMMITTEE REPORT

Management has primary responsibility for:

●	preparing our financial statements;
●	establishing financial reporting systems and internal controls; and
●	reporting on the effectiveness of our internal control over financial reporting.

The Company’s independent registered public accounting firm is responsible for:

●	performing an independent audit of our consolidated financial statements;
●	issuing a report on those financial statements; and
●	issuing an attestation report on our internal control over financial reporting.

In this context, the Audit Committee has:

●	reviewed and discussed with management the audited financial statements for fiscal year 2016;
●	discussed with our accounting firm the matters that the Public Company Accounting Oversight Board (“PCAOB”) requires them to discuss as per Auditing Standard No. 1301, Communications with Audit Committee;
●	received the written disclosures and letter from our accounting firm that the PCAOB requires regarding the firm’s communications with the Audit Committee concerning independence; and
●	discussed with our accounting firm that firm’s independence.

Based upon the review and discussions referred to in this report, the Audit Committee recommended to the Board that the audited consolidated financial statements for fiscal year 2016 be included in the Company’s Annual Report on Form 10-K for fiscal year ending December 31, 2016, for filing with the SEC.

The Audit Committee

Deidre P. Connelly

George W. Henderson, III

Gary C. Kelly

M. Leanne Lachman, Chair

Isaiah Tidwell

ITEM 3 | ADVISORY PROPOSAL ON EXECUTIVE COMPENSATION

The Board recognizes that providing shareholders with an advisory vote on executive compensation can produce useful information on investor sentiment with regard to the Company’s executive compensation programs. As a result, this proposal provides shareholders with the opportunity to cast an advisory vote on the compensation of our executive management team, as described in the section of this proxy statement entitled “Compensation Discussion & Analysis,” (“CD&A”) and endorse or not endorse our fiscal 2016 executive compensation philosophy, programs and policies and the compensation paid to the Named Executive Officers. As discussed in detail in the CD&A that begins on page 31, our executive compensation principles and underlying programs are designed to:

●	align the interests of our executive officers with those of our shareholders

●	link executive pay directly to the attainment of short- and long-term financial/business goals, which we refer to as “pay for performance”

●	attract, motivate and retain key executives who are crucial to our long-term success.

Key features of our compensation programs include:

Pay for Performance. We link our executives’ targeted direct compensation to the performance of the Company as a whole, with the largest portion delivered as variable pay in the form of long-term equity awards and an annual incentive award. For instance in 2016, 90% of our CEO’s compensation was at risk and variable.

Compensation Tied to Enterprise Performance and Shareholder Return. Our annual and long-term incentive compensation programs have multiple balanced performance measures and goals that tie executive compensation to key enterprise performance metrics and shareholder return.

Governance/Compensation Best Practices. Among the best practices we follow: we have an independent Compensation Committee and compensation consultant; we do not provide tax gross-up benefits upon our change of control; and we have a double-trigger equity vesting requirement upon a change of control of the Company.

Share Ownership Requirements. Our executives are subject to rigorous stock ownership guidelines to further align their interests with the long-term interests of our shareholders. For instance, our CEO is required to hold an amount of our shares equal to seven times his base salary, and our other executive officers must hold shares equal to four times their base salary.

In addition, we recognize that strong governance/compensation principles are essential to an effective executive compensation program. These governance/compensation principles and our executive compensation philosophy are established by the Compensation Committee, which is independent of management and advised by an independent consultant. The Committee regularly reviews the compensation programs applicable to our executive officers to ensure that the programs support our objectives of aligning our executive compensation structure with our shareholders’ interests and current market practices.

Our compensation policies and procedures are described in detail on pages 31 to 57.

Although the advisory vote on this proposal is non-binding — meaning that our Board is not required to adjust our executives’ compensation or our compensation programs or policies as a result of the vote — the Board and the Compensation Committee will consider the voting results when determining compensation policies and decisions, including future executive compensation decisions. Notwithstanding the advisory nature of the vote, the resolution will be approved if more votes are cast for the proposal than against it. Abstentions and broker non-votes will not count as votes cast either for or against the proposal. We intend to hold a non-binding advisory vote on executive compensation each year, with the next such vote at our 2018 Annual Meeting.

We urge you to read the CD&A and other information in the “Executive Compensation Tables” , beginning on page 58, which we believe demonstrates that our executive compensation programs align our executives’ compensation with our short- and long-term performance; provide the incentives needed to attract, motivate and retain key executives crucial to our long-term success; and align the interests of our executive officers with those of our shareholders.

The Board of Directors unanimously recommends a vote FOR this proposal and FOR the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers of the Company, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion & Analysis, the 2016 compensation tables regarding named executive officer compensation, and the accompanying narrative disclosure in this proxy statement.”

ITEM 4 | ADVISORY PROPOSAL ON THE FREQUENCY OF FUTURE ADVISORY PROPOSALS ON EXECUTIVE COMPENSATION

Section 14A of the Securities Exchange Act provides for our shareholders to indicate how frequently we should seek an advisory vote on the compensation of our named executive officers. You may vote on whether you prefer an advisory vote every one, two or three years. You may also choose to abstain from voting on the matter.

The Board believes that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for our shareholders, and therefore the Board recommends that you vote for a one-year interval for the advisory vote on executive compensation.

Note that you are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides four choices with respect to this proposal: a one, two or three year frequency or shareholders may abstain from voting on the proposal. Because this vote is advisory and not binding, the Board may decide that it is in the best interests of the shareholders and the Company to hold an advisory vote on executive compensation at a frequency other than the option selected by the shareholders.

The Board of Directors recommends a vote for a ONE-YEAR frequency for the future advisory votes on executive compensation.

COMPENSATION DISCUSSION & ANALYSIS

This Compensation Discussion & Analysis (“CD&A”) contains information about:

●     our fundamental pay-for-performance compensation philosophy

●     the structure of our compensation programs and the reasoning behind this structure

●     how compensation decisions are made and how our compensation programs are administered

●     the compensation we paid under our performance-based incentive programs for performance periods ending in 2016, and how it related to our short and long-term performance results

The CD&A also details the compensation of our NEOs (also referred to as “executives” or “executive officers”) included in the compensation tables beginning on page 58. These NEOs are:

DENNIS R. GLASS – President and CEO

RANDAL J. FREITAG – Executive Vice President and CFO

WILFORD H. FULLER – President, Annuity Solutions, LFD and LFN

KIRKLAND L. HICKS – Executive Vice President and General Counsel

MARK E. KONEN – President, Insurance and Retirement Solutions (retired in 2017)

We encourage you to read the CD&A in conjunction with the compensation tables on pages 58 to 75.

To ensure the continued effectiveness of our pay-for-performance culture, the Compensation Committee each year reviews and approves the elements, measures, targets and payouts of our executive compensation programs. In setting the programs’ performance measures and goals, the Committee chooses metrics that focus on our overall corporate strategy and are linked to our long-term financial plan. Our executives’ compensation is tied closely to the achievement of short- and long-term goals that (a) support our long-term business strategy and (b) measure the creation of sustainable long-term shareholder value.

At our 2016 Annual Meeting, shareholders expressed strong support for our executive compensation programs, with 93% of votes cast in favor of the advisory resolution on executive compensation.

EXECUTIVE SUMMARY

OUR PAY FOR PERFORMANCE PHILOSOPHY

We believe that those executives with significant responsibility and a greater ability to influence the Company’s results should have more of their total compensation tied directly to business results. Therefore, the vast majority of our NEO compensation is tied to Company or individual performance (and, for business-unit executives, to the performance of individual business units). This also means that the vast majority of our NEO compensation is “at risk” —executives will not reach their targeted pay amounts if the Company’s performance does not meet expectations.

In keeping with this philosophy, annual and long-term incentive awards are the largest components of total NEO compensation, and the fixed pay element — base salary — is the smallest. The variable components are:

The Annual Incentive Program (“AIP”), which ties compensation to key Company performance metrics that, while measured annually, also support our long-term strategic goals

The Long-Term Incentive Program (“LTI”), which consists of a mix of long-term equity grants —including performance shares tied to metrics that reward increased shareholder value over a three-year period

As the following charts show, the vast majority of our CEO’s and NEOs’ target direct compensation is variable (i.e., based on performance, including that of our stock price.)

TARGET PAY MIX FOR CEO

TARGET PAY MIX FOR NEOs (EXCLUDING CEO)

Note, the amounts in these graphs are shown at target and therefore will not match the values reflected in the Summary Compensation Table at page 58 of this proxy statement.

EXECUTIVE COMPENSATION BEST PRACTICES

When evaluating our compensation practices and policies, the Compensation Committee takes into account competitive market trends and best practices, as well as the views of our shareholders. Examples of our governance and compensation practices include:

●	Robust stock ownership guidelines and stock holding requirements;

●	Moderate change-of-control benefits;

●	The use of an independent compensation consultant for significant compensation decisions regarding our executives;

●	“Double trigger” vesting provisions for our equity awards following our change of control;

●	Clawback provisions on our equity awards;

●	No tax-gross-up benefits upon our change of control;

●	No repricing or exchange of underwater stock options without shareholder approval;

●	Restrictions regarding pledging, hedging and speculation in our securities; and

●	Limited perquisites for executive officers.

For more information, see “Change of Control Severance Arrangements” on page 56, “Alignment with Shareholders” on page 37, and “Role of the Compensation Consultant” on page 54.

2016 PERFORMANCE OVERVIEW

We had solid financial results in 2016 as Lincoln’s franchise was resilient in what proved be a very volatile year for capital markets. We continued to focus on growth, profitability, and capital management initiatives that we believe position us well for long-term, sustainable financial results.

Our full year results included the following highlights:

Over the longer term, our performance was strong. For the three year period from December 31, 2013 to December 31, 2016:

These charts illustrate some of the measures of our full-year results over the past three years. These are also among the key metrics used for our short- and long-term incentive compensation programs.

More information on our business performance during 2016 is available in our Form 10-K for fiscal year ended December 31, 2016 (the “2016 Form 10-K”), which is included in the 2016 Annual Report to Shareholders that accompanies this proxy statement. A reconciliation of the measures not shown in accordance with U.S. generally accepted accounting principles (“GAAP”) used in this proxy statement to their corresponding GAAP measures can be found in Exhibit 1 on page E-1.

ELEMENTS OF OUR COMPENSATION PROGRAM

The following table outlines the elements of targeted direct compensation and how each element aligns with our objectives and guiding principles.

COMPENSATION ELEMENT	WHAT IT REWARDS	HOW IT ALIGNS WITH OUR OBJECTIVES	PERFORMANCE MEASURED	AT RISK	CASH OR EQUITY
BASE SALARY

●  Sustained high level of performance

●  Demonstrated success in meeting or exceeding key objectives

●  Highly developed skills and abilities critical to success of the business

●  Experience and time in position

		● Competitive base salaries enable us to attract and retain top talent ● Merit-based salary increases align with our pay-for- performance philosophy	INDIVIDUAL	FIXED	CASH
ANNUAL INCENTIVE AWARDS	● Company performance during the year against key financial goals ● Specific business-segment performance during the year, measured against strategic business-segment goals	● Competitive targets enable us to attract and retain top talent ● Payouts depend on the achievement of established performance measures and goals that align pay with performance	CORPORATE AND BUSINESS SEGMENT	AT RISK	CASH
LONG-TERM INCENTIVE AWARDS
NONQUALIFIED STOCK OPTIONS	● Increase in stock price ● Continued service	● Value is dependent on our stock price; options have no value unless the stock price increases ● Three-year ratable vesting supports retention	CORPORATE	AT RISK	EQUITY
RESTRICTED STOCK UNITS	● Increase in stock price and dividends ● Continued service	● Value rises or falls as our stock price and dividend increases or decreases ● Three-year cliff vesting supports retention	CORPORATE	AT RISK	EQUITY
PERFORMANCE SHARES	● Meeting or exceeding our return on equity goal ● Total shareholder return performance relative to that of other companies

●  Payout is based on metrics important to our shareholders and critical to value creation

●  Three-year performance period supports retention and aligns pay with performance over an extended period of time

●  Relative performance metric creates incentive to outperform peers

			CORPORATE	AT RISK	EQUITY

OUR EXECUTIVE COMPENSATION PROGRAM PHILOSOPHY

Our executive compensation program has three key objectives:

PAY FOR PERFORMANCE	ALIGNMENT WITH SHAREHOLDERS
To link executive pay directly to the attainment of short-term and long-term financial/business goals, using short-term metrics that correlate with our strategic goals and long-term metrics that correlate to long-term shareholder value	To provide compensation arrangements that link the interests of our executive officers to those of our shareholders
COMPETITIVE COMPENSATION
To attract and retain key executive talent

These objectives, discussed below, guide us in setting and paying compensation to our NEOs.

PAY FOR PERFORMANCE

Our executive compensation program is based on a “pay for performance” philosophy: The vast majority of our executives’ target compensation is made up of variable (“at risk”) compensation—in the form of annual cash incentive awards and long-term equity awards—that is linked to consolidated short- and long-term business performance and each individual’s contribution to that performance. In measuring an executive’s contribution, we put a strong emphasis on the individual’s role in implementing strategies and driving performance specific to their function or the operating units they direct.

The key objectives of our pay for performance philosophy are to:

●	reward the achievement of superior financial results — in both the short-term and long-term — through balanced incentive programs;

●	offer the opportunity to earn above-market compensation when overall and individual performance exceed expectations; and

●	emphasize compensation that is at risk based on performance rather than compensation that is fixed—for instance, only 10% of our CEO’s target annual pay is fixed.

Balanced Performance Measure and Goals

It is important to us and to our executives that performance be measurable and that compensation be paid based on criteria that drive shareholder value and that executives and shareholders alike can easily identify and understand.

To implement our pay for performance philosophy, the Compensation Committee chooses performance measures for our NEO incentive programs that focus on our overall corporate business strategies and that, if achieved, create sustained growth for our shareholders:

●	Our AIP is based on the same key financial measures indicative of Lincoln’s current and future profitability; and

●	Our LTI uses measures that correlate directly to the creation of long-term value for Lincoln shareholders.

The goals for each performance measure are linked directly to the Company’s financial plan. In setting the goals, management and the Compensation Committee intend for the maximum performance levels to present a substantial challenge for our NEOs, thereby creating a strong incentive to produce superior results. For 2016, the Compensation Committee chose the following performance measures, which it has used since 2011:

2016 ANNUAL INCENTIVE PROGRAM
PERFORMANCE MEASURE	WHY CHOSEN
Income from Operations per Diluted Share	This is a key measure of profitability that management uses to evaluate our business and that investors commonly use to value companies in the financial services industry.
Business Unit Sales	In our business, sales create value because, over time and at a compounded growth rate, they are an indicator of future profitability. In addition, we believe that distribution strength (depth and breadth) is an important driver of our valuation and that sales are an effective way to measure the value of the distribution franchise and overall product competitiveness.
Controllable Costs	Management establishes annual budgets for the Company and for each business unit that are key to the success of our financial plan. The Compensation Committee sets a budget-related performance goal to reinforce the importance of containing costs and expenses across the entire organization.

2016 LONG-TERM INCENTIVE PROGRAM
PERFORMANCE MEASURE	WHY CHOSEN
Operating Return on Equity	This is an important measure that stock analysts use to value companies — especially those in the financial services industry — because it is a critical indicator of capital efficiency and is closely aligned with long-term shareholder value.
Relative Total Shareholder Return	This measure reflects the Company’s delivery of shareholder value over time relative to that of our peers. Many investors look at a company’s total shareholder return when making an investment decision.

ALIGNMENT WITH SHAREHOLDERS

Through our annual and long-term incentive compensation programs, our share ownership requirements and share retention policy, and the design and governance features of our long-term equity programs, we tie the financial interests of our NEOs to those of our shareholders. For both the annual and long-term programs, the Compensation Committee chooses performance goals that align with our strategies for sustained growth and profitability.

Long-Term Incentives

The equity-based awards that are the basis of our long-term incentive compensation make up the largest part of our NEOs’ targeted direct compensation. To provide a balanced incentive program and to lessen the risk inherent in the greater focus on long-term incentives, executives receive a mix of equity-based compensation awards, which include:

●	Performance share awards (“PSAs”) – The number of shares actually received depends on our performance over a three-year period relative to key metrics of shareholder value;

●	Restricted stock units (“RSUs”) – These awards cliff-vest three years from the date of grant (cliff-vesting acts as a retention tool for our executives) and the value ultimately realized depends on how our stock performs over that three-year period; and

●	Nonqualified stock options to purchase our common stock (“Options”) – These awards vest over time and only have value if the stock price rises after the option grants are made.

Share Ownership Guidelines and Holding Requirements

Our share ownership requirements formalize the Compensation Committee’s belief that our officers should maintain a material personal financial stake in the Company. The requirements also promote a long-term perspective in managing our business by linking the long-term interests of our executives with those of our shareholders and reducing the incentive for short-term risk-taking.

Our share ownership requirements are based on multiples of base salary and vary by job level. Equity interests counted in determining whether share ownership guidelines have been met include:

●	shares owned outright;

●	amounts invested in shares of our common stock through our employee benefits plans;

●	restricted stock and RSUs subject to service-based restrictions; and

●	in-the-money Options.

SHARE OWNERSHIP AND RETENTION REQUIREMENTS
OFFICER POSITION	VALUE OF SHARES THAT OFFICER MUST HOLD	ADDITIONAL RETENTION REQUIREMENTS
CEO	7 times base salary	25% of net profit shares* for 5 years
Executive Officers (other than our CEO)	4 times base salary	25% of net profit shares* for 5 years

* Net profit shares reflect the value of an amount of shares remaining after payment of the option exercise price and taxes owed at the time of exercise plus the after-tax value of any vested RSUs or earned performance shares.

In addition to the minimum share ownership levels, each NEO must also retain an amount equal to 25% of the net profit shares resulting from equity-based LTI grants, such as vested RSUs or earned PSAs. This additional amount of shares must be held for five years from the date of exercise for Options or the date of vesting for other awards. If at any point an NEO does not meet the share ownership requirements, the executive must hold 50% of the net profit shares resulting from equity-based LTI awards that are exercised or vest, as applicable, until the required ownership level is met.

Prohibition on Pledging and Hedging

Our Insider Trading and Confidentiality Policy includes provisions that prohibit: (i) the pledging of our securities; and (ii) the use of derivative instruments to hedge the value of any of our securities.

Multi-Year Performance and Vesting Periods

The multi-year performance criteria and vesting elements of our long-term incentive programs promote the retention of our executives by putting their focus on our long-term performance, thereby aligning our executives’ interests with those of shareholders.

Prohibition on Repricing

Our equity incentive compensation plans prohibit us from reducing the exercise price of outstanding Options without shareholder approval.

Clawback Features

The equity awards for our NEOs are subject to “clawback” and forfeiture provisions, which allow us to rescind an executive’s award(s) under certain conditions, such as if:

●	the executive’s employment is terminated for cause; or

●	the executive violates any non-compete, non-disclosure, non-solicitation, non-disparagement or other restrictive covenants.

For example, if an executive violates any such agreement prior to or within six months after the vesting of any portion of an equity award, such as Options or a PSA, we may rescind the exercise or award and require the executive to return any gain realized or value received.

COMPETITIVE COMPENSATION

In general, we target our executives’ total direct compensation — i.e., base salary, targeted annual incentive compensation and targeted long-term incentive compensation — at the median of the compensation paid to executives in similar positions at the insurance-based financial services and investment management companies with which we compete for talent.

Because the roles and responsibilities of our executives are unlikely to be exactly the same as those of executives with similar titles/roles in our peer companies, we often consider multiple sources of market data for this purpose. However, market data is only one of many factors considered when setting executive compensation targets. For more information on how we set target compensation and our benchmarking processes, please see “Setting Target Compensation” on page 40.

CONSIDERATION OF OUR 2016 SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

The Compensation Committee and the Board appreciate and value the views of our shareholders. At our 2016 Annual Meeting of Shareholders, approximately 93% of shareholder votes were cast in favor of the “say on pay” advisory resolution on executive compensation. While we do review the program design on an annual basis, there have not been any significant changes to our compensation program in the last several years. In light of the continued strong shareholder support for our overall pay practices and NEO compensation, the Compensation Committee decided to maintain our general principles and philosophy in structuring executive compensation for 2017.

SETTING TARGET COMPENSATION

The Compensation Committee made compensation decisions for the 2016 calendar year for the NEOs based on a detailed analysis of Company-specific and external data.

BENCHMARKING

To help the Compensation Committee set 2016 target direct compensation levels for our NEOs, Pay Governance LLC performed a comprehensive competitive compensation analysis in November of 2015. They analyzed base pay, annual incentive opportunities, long-term incentive values and total direct compensation (the sum of the elements listed here) to establish market rates for each executive officer position. They then compared our current executive compensation levels to the market median of our peers.

For each of our NEOs, Pay Governance used market data drawn from the stock companies included in the Towers Watson 2015 Diversified Insurance Study of Executive Compensation (the “2015 Towers DI Study”), which are:

AFLAC	METLIFE
AIG	PHOENIX COMPANIES
ALLSTATE	PRINCIPAL FINANCIAL
AXA GROUP	PRUDENTIAL FINANCIAL
CIGNA	SUN LIFE FINANCIAL
CNO FINANCIAL	TRANSAMERICA
GENWORTH FINANCIAL	UNUM GROUP
HARTFORD FINANCIAL SERVICES	VOYA FINANCIAL INC.
JOHN HANCOCK

The Compensation Committee believes that these companies are appropriate for compensation benchmarking because, even though none has our exact business mix, each is a major competitor in one or more of our businesses and competes directly with us for talent. Because some of these companies have either higher or lower market capitalization, assets or revenue than we do, the data are size-adjusted, where possible, to ensure comparability with our scope. We have used the same market survey for a number of years, and if the companies included in the study change, we reflect those changes in our benchmarking peer group. Neither the Committee nor management has any input into the companies included in this general industry survey.

The survey data were used as a primary reference for most roles. The Compensation Committee seeks to target total direct compensation within a competitive range of plus or minus 15% of the 50th percentile of market data being used. In some cases, the Committee may target compensation above or below this range. Reasons for doing this include:

●	organizational considerations; for example, because an executive’s role is considered especially critical to our overall business strategy and to our succession planning;

●	internal pay equity considerations;

●	to gain the specific expertise needed to build a new business or improve an existing one; or

●	to retain highly qualified executives whom we have recruited from outside the insurance industry or whom we believe has skills or experience that will further our corporate strategy.

TALLY SHEETS

When making compensation decisions, the Compensation Committee considers:

●	the recommendations of our Chief Human Resources Officer (“CHRO”), the recommendations of our CEO, and the opinion of the Committee’s independent compensation consultant (although our CEO does not make recommendations with respect to his own compensation);

●	the available market data; and

●	reports called “tally sheets” illustrating all elements of targeted total direct compensation, including:

●	base salary;

●	annual and long-term incentive awards;

●	deferred compensation and change in pension;

●	perquisites; and

●	potential payments for various termination scenarios.

The tally sheets enable the Compensation Committee to analyze the value of total target compensation, as well as the value of compensation actually delivered compared with the value of compensation opportunities the Committee originally established.

The Compensation Committee also uses the tally sheets to assess whether our executive compensation program is consistent with our compensation philosophy and desired positioning relative to the market data. However, tally sheets are just one point of information the Committee uses to determine NEO compensation. The Committee performed a similar analysis to establish the total targeted direct compensation for our CEO.

2016 TARGET TOTAL DIRECT COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS

NAME	BASE SALARY	ANNUAL INCENTIVE AWARD AT TARGET	LONG-TERM INCENTIVE AWARD AT TARGET	TOTAL TARGETED ANNUAL COMPENSATION
Dennis R. Glass	$1,200,000	$2,400,000	$8,000,000	$11,600,000
Randal J. Freitag	$669,708	$837,135	$1,893,157	$3,400,000
Wilford H. Fuller	$650,000	$1,040,000	$1,760,000	$3,450,000
Kirkland L. Hicks	$575,000	$575,000	$850,000	$2,000,000
Mark E. Konen	$683,130	$1,024,829	$1,741,951	$3,449,910

ANNUAL COMPENSATION FOR 2016

During 2016, annual compensation was made up of base salary and a short-term incentive award under the AIP.

BASE SALARY

Base salaries are reviewed annually. In setting base salary levels for 2016, the Compensation Committee started with the 2015 base salaries and then made adjustments based on the compensation analysis discussed above and the individual performance of each NEO. In general, the increases for our NEOs were around 3%, with the exception of Mr. Fuller. The Compensation Committee made a larger adjustment to his base salary to bring it more in line with the current competitive levels within our marketplace for talent. Mr. Fuller’s salary was increased 13% to $650,000.

The Committee approved the following base salaries for our NEOs effective for 2016:

NAME	2016
Dennis R. Glass	$1,200,000
Randal J. Freitag	$669,708
Wilford H. Fuller	$650,000
Kirkland L. Hicks	$575,000
Mark E. Konen	$683,130

ANNUAL INCENTIVE PROGRAM

2016 Payout Opportunities

The table below shows the dollar amount of the estimated threshold, target and maximum payout opportunities for the 2016 AIP that the Compensation Committee established on the grant date; the threshold, target and maximum opportunities are calculated as a percentage of each NEO’s base salary. The threshold opportunity would be payable only in the case where the threshold goal is met for the performance measure with the lowest percentage payout amount.

ESTIMATED PAYOUT OPPORTUNITIES UNDER THE 2016 AIP
NAME	THRESHOLD	TARGET	MAXIMUM
Dennis R. Glass	$36,000	$2,400,000	$4,800,000
Randal J. Freitag	$12,557	$837,135	$1,674,270
Wilford H. Fuller	$23,400	$1,040,000	$2,080,000
Kirkland L. Hicks	$8,625	$575,000	$1,150,000
Mark E. Konen	$25,621	$1,024,829	$2,049,659

2016 Performance Measures and Goals

In February 2016, the Compensation Committee established the goals and measures for the 2016 AIP.

Performance measures. The Committee selected three performance measures for 2016, the same ones it has used since 2011.

●	Income from operations per share

●	Business unit sales

●	Management of controllable costs

The Committee chose these measures because they focus on our overall corporate strategy of balancing top-line revenue growth with profitability and prudent cost management. To learn more about why these measures were selected, see “Pay for Performance” on page 36.

For purposes of the 2016 AIP, Income from Operations is defined as net income in accordance with GAAP, but excluding the after-tax effects of the items detailed in Exhibit 1 on page E-1. This is one of the financial measures that management uses to assess our results. (To calculate Income from Operations per Share, the value of Income from Operations (as defined in Exhibit 1) was divided by the average diluted shares). Management believes that excluding these items from net income better reflects the underlying trends in our businesses because the excluded items are unpredictable and not necessarily indicative of current operating fundamentals or future performance of the business segments. In addition, in most instances, decisions regarding these items do not necessarily relate to the operations of the individual segments.

For our CEO, performance is measured entirely at the corporate level, while our other NEOs are assessed on both corporate and business unit performance. To reflect the different roles and responsibilities of our NEOs, the Committee also weights the performance measures differently for each NEO, as shown in the tables on pages 58 to 75.

Performance goals. In setting the goals for each of the performance measures, management and the Compensation Committee intended the maximum levels to present a significant challenge, therefore requiring exceptionally strong performance to achieve these goals. The target goal for corporate Income from Operations per Share was set after consideration of a number of factors, including a review of our internal financial plan. The target goal for business unit sales, at both the corporate and business-unit level, was based on our internal financial plan, emphasizing our corporate strategy to grow and protect the profitability of the business. The target goal for controllable costs was based upon controllable costs as budgeted in our annual financial plan. We believe that our methodology for determining financial performance targets for the AIP supports the following key objectives:

●	aligning incentives with our annual financial plan;

●	establishing challenging yet achievable incentive targets for our executives; and

●	setting targets that are consistent with our assessment of opportunities and risks for the upcoming year.

2016 Performance Results and Actual Payouts

In February 2017, the Compensation Committee certified the performance results for the 2016 AIP. These formulaic results triggered a payout that was above target for all of our NEOs.

The following tables show the goals, weights, performance results and payout percentages for the 2016 AIP measures for each of our NEOs. Based on actual results, a payout percentage—expressed as a percentage of the NEO’s target payout opportunity—is first determined for each goal. These payouts are then weighted to determine the weighted payout for each goal. The sum of these weighted payouts equals the NEO’s payout percentage.

The tables also show the resulting performance-based payouts approved by the Compensation Committee under the 2016 AIP for each of our NEOs and how these payouts compared with each NEO’s target payout opportunity under this program.

DENNIS R. GLASS

	CORPORATE MEASURES (100%)

		BUSINESS UNIT SALES
	INCOME FROM OPERATIONS PER SHARE	LIFE	GROUP PROTECTION	ANNUITIES	RETIREMENT PLAN SERVICES	ENTERPRISE CONTROLLABLE COSTS

GOALS
Threshold	$5.56	$643 M	$377 M	$9,040 M	$6,576 M	N/A
Target	$6.10	$731 M	$428 M	$11,300 M	$8,220 M	100%
Maximum	$6.84	$819 M	$479 M	$13,560 M	$9,864 M	88%
RESULTS
Certified Performance	$6.53	$737 M	$478 M	$8,214 M	$7,657 M	95.5%
Payout as Percentage of Target	158.1%	106.8%	198.0%	0.0%	74.3%	138.6%
Weighting	50.0%	11.0%	8.0%	10.0%	6.0%	15.0%
Weighted Payout	79.1%	11.8%	15.8%	0.0%	4.5%	20.8%

		PAYOUT
		PERCENTAGE
	TARGET OPPORTUNITY	(sum of weighted payouts)	PAYOUT AMOUNT

ACTUAL PAYOUT UNDER THE 2016 AIP	$2,400,000	131.9%	$3,165,600

RANDAL J. FREITAG

	CORPORATE MEASURES (92.5%)						BUSINESS UNIT MEASURES

		BUSINESS UNIT SALES
	INCOME FROM OPERATIONS PER SHARE	LIFE	GROUP PROTECTION	ANNUITIES	RETIREMENT PLAN SERVICES	ENTERPRISE CONTROLLABLE COSTS	CONTROLLABLE COSTS FINANCE

GOALS
Threshold	$5.56	$643 M	$377 M	$9,040 M	$6,576 M	N/A	N/A
Target	$6.10	$731 M	$428 M	$11,300 M	$8,220 M	100%	100%
Maximum	$6.84	$819 M	$479 M	$13,560 M	$9,864 M	88%	90%

RESULTS
Certified Performance	$6.53	$737 M	$478 M	$8,214 M	$7,657 M	95.5%	99.6%
Payout as Percentage of Target	158.1%	106.8%	198.0%	0.0%	74.3%	138.6%	104.1%
Weighting	50.0%	11.0%	8.0%	10.0%	6.0%	7.5%	7.5%
Weighted Payout	79.1%	11.8%	15.8%	0.0%	4.5%	10.4%	7.8%

		PAYOUT
		PERCENTAGE
	TARGET OPPORTUNITY	(sum of weighted payouts)	PAYOUT AMOUNT

ACTUAL PAYOUT UNDER THE 2016 AIP	$837,135	129.3%	$1,082,416

WILFORD H. FULLER

	CORPORATE MEASURES	BUSINESS UNIT MEASURES (80%)
				BUSINESS UNIT SALES
	INCOME FROM OPERATIONS PER SHARE	INCOME FROM OPERATIONS FOR ANNUITIES	NET CONTRIBUTION MARGIN FOR LFD AND LFN	LIFE	ANNUITIES	RPS SMALL MARKET	CONTROLLABLE COSTS LFD & LFN

GOALS
Threshold	$5.56	$809 M	($17.3) M	$643 M	$9,040 M	$1,887 M	N/A
Target	$6.10	$919 M	$2.7 M	$731 M	$11,300 M	$2,359 M	100%
Maximum	$6.84	$1,067 M	$22.7 M	$819 M	$13,560 M	$2,831 M	85%

RESULTS
Certified Performance	$6.53	$935 M	($0.3) M	$737 M	$8,214 M	$2,248 M	90.5%
Payout as Percentage of Target	151.8%	110.8%	88.8%	106.8%	0.0%	82.4%	163.3%
Weighting	20.0%	26.0%	10.0%	12.5%	12.5%	9.0%	10.0%
Weighted Payout	31.6%	28.8%	8.9%	13.4%	0.0%	7.4%	16.3%

		PAYOUT
		PERCENTAGE
	TARGET OPPORTUNITY	(sum of weighted payouts)	AMOUNT PAYOUT

ACTUAL PAYOUT UNDER THE 2016 AIP	$1,040,000	106.4%	$1,106,560

KIRKLAND L. HICKS

						BUSINESS UNIT
	CORPORATE MEASURES (85%)					MEASURES
		BUSINESS UNIT SALES
	INCOME FROM OPERATIONS PER SHARE	LIFE	GROUP PROTECTION	ANNUITIES	RETIREMENT PLAN SERVICES	CONTROLLABLE COSTS LEGAL

GOALS
Threshold	$5.56	$643 M	$377 M	$9,040 M	$6,576 M	N/A
Target	$6.10	$731 M	$428 M	$11,300 M	$8,220 M	100%
Maximum	$6.84	$819 M	$479 M	$13,560 M	$9,864 M	80%

RESULTS
Certified Performance	$6.53	$737 M	$478 M	$8,214 M	$7,657 M	93.7%
Payout as Percentage of Target	158.1%	106.8%	198.0%	0.0%	74.3%	131.4%
Weighting	50.0%	11.0%	8.0%	10.0%	6.0%	15.0%
Weighted Payout	79.1%	11.8%	15.8%	0.0%	4.5%	19.7%

		PAYOUT
		PERCENTAGE
	TARGET OPPORTUNITY	(sum of weighted payouts)	PAYOUT AMOUNT

ACTUAL PAYOUT UNDER THE 2016 AIP	$575,000	130.8%	$752,100

MARK E. KONEN

	CORPORATE	BUSINESS UNIT MEASURES (80%)
	MEASURES
		INCOME FROM OPERATIONS			BUSINESS UNIT SALES
	INCOME FROM OPERATIONS PER SHARE	LIFE	GROUP PROTECTION	RPS	LIFE	GROUP PROTECTION	RPS	CONTROLLABLE COSTS LIFE, GP AND RPS

GOALS
Threshold	$5.56	$443 M	$52 M	$102 M	$643 M	$377 M	$6,576 M	N/A
Target	$6.10	$504 M	$59 M	$116 M	$731 M	$428 M	$8,220 M	100%
Maximum	$6.84	$584 M	$68 M	$134 M	$819 M	$479 M	$9,864 M	90%

RESULTS
Certified Performance	$6.53	$515 M	$65 M	$127 M	$737 M	$478 M	$7,657 M	97.6%
Payout as Percentage of Target	158.1%	113.8%	166.7%	161.1%	106.8%	198.0%	74.3%	124.0%
Weighting	20.0%	12.0%	12.0%	12.0%	10.0%	10.0%	14.0%	10.0%
Weighted Payout	31.6%	13.7%	20.0%	19.3%	10.7%	19.8%	10.4%	12.4%

		PAYOUT
		PERCENTAGE
	TARGET OPPORTUNITY	(sum of weighted payouts)	PAYOUT AMOUNT

ACTUAL PAYOUT UNDER THE 2016 AIP	$1,024,829	137.9%	$1,413,239

The Compensation Committee can, at its discretion, reduce award payouts by including, rather than excluding, certain factors — listed in Items A through H of Exhibit 2 on page E-5 — if it determines that these factors were relevant to individual performance. The Committee may also make other discretionary adjustments to the calculation of the performance results if the net effect would be to reduce award amounts. In certifying the results for the 2016 AIP awards, the Compensation Committee did reduce the award payout levels from the formulaic results.

LONG-TERM COMPENSATION AWARDED OR VESTED IN 2016

Long-term compensation for our NEOs generally includes three equity elements:

●	Options, which have a 10-year term and vest ratably over three years;

●	RSUs, which cliff-vest in three years; and

●	PSAs, which vest, if at all, depending on the outcome of pre-established performance measures over a three-year performance period. Consistent with our fundamental pay-for-performance philosophy, these awards are linked to metrics that measure the creation of long-term shareholder value, with above-target compensation paid out only when performance has exceeded the target level. PSA payouts are capped at two times target.

2016 LTI AWARD MIX

The charts below show our targeted long-term incentive mix — i.e., the percentage of the total 2016 LTI award delivered through each equity element for our CEO and the other NEOs. Starting in 2014, in recognition of our CEO’s career stage, the Compensation Committee reduced the percentage of his LTI award delivered as Options and increased the percentage delivered as RSUs. They made no revisions to the mix for the CEO in 2016. For the other NEOs, in 2014, the Committee increased the percentage of their LTI award delivered as PSAs and decreased the amount delivered as RSUs, and this mix remained the same for 2016.

2016 LTI MIX FOR CEO

2016 LTI MIX FOR NEOs (EXCLUDING CEO)

The RSUs and PSAs will be paid in shares of our common stock if the applicable vesting requirements and, in the case of PSAs, performance targets are met. Long-term equity-based awards such as these encourage our NEOs to act as owners, thus aligning their interests with those of shareholders. The Options, which vest ratably over a three-year period, and the RSUs, which cliff vest in three years, are not tied to formulas that could focus our executives on specific short-term outcomes. Instead, the value of these awards to our NEOs depends on the positive financial performance of our Company over time, as expressed through the multi-year increase in share value. These equity awards are subject to the clawback provisions detailed on page 39.

2016-2018 PERFORMANCE SHARE AWARDS

The 2016-2018 performance cycle began on January 1, 2016, and ends on December 31, 2018. In February 2016, the Committee established:

●	the threshold, target, and maximum PSA amounts payable to the NEOs;

●	the relevant performance measures (ROE and Relative TSR);

●	the peer group used to assess Relative TSR performance;

●	the relative weighting of each performance measure; and

●	the goals for threshold, target and maximum payouts for each performance measure.

The maximum goals were intended to present a challenge for management and create appropriate incentives for our executives to create financial growth and long-term shareholder value. For each performance measure, the maximum payout, 200% of target, occurs when performance is superior and the minimum payout, 25% of target, results when the performance threshold is met but not exceeded.

For example, the minimum award for a performance measure is calculated as follows: 25% multiplied by the relative weighting of the performance measure multiplied by the target payout opportunity.

The two performance measures for the 2016-2018 (ROE and Relative TSR) are weighted equally. For any portion of the PSAs to ultimately vest, the minimum achievement level for at least one of the performance measures must be attained. In other words, if performance on both measures falls below the threshold, there is no payout.

PERFORMANCE AWARD MEASURES, WEIGHTINGS, AND GOALS FOR THE 2016-2018 PERFORMANCE AWARD CYCLE

Return on Equity (ROE)			Relative Total Shareholder Return (TSR)

Why Chosen: A key measure of our financial health that management uses to evaluate our business and that is also used by investors to value companies in the financial services industry. It provides a meaningful measure of performance that is closely tied to long-term shareholder value.			Why Chosen: Assesses the Company’s delivery of shareholder value over time relative to that of our peers. Relative weight: 50%

Relative weight: 50%

GOAL AT THRESHOLD	GOAL AT TARGET	GOAL AT MAXIMUM	GOAL AT THRESHOLD	GOAL AT TARGET	GOAL AT MAXIMUM

10.35%	11.0%	11.65%	RANKING OF 8TH	MEDIAN OF PEER GROUP	RANKING OF 1ST TO 3RD

Among the factors the Committee considered in setting the TSR and ROE performance measures were peer group performance, market data and our financial plan. In establishing the weightings of the performance share plan measures, the Compensation Committee took into account its belief, and that of management, that, over the long-term, ROE is a key input to shareholder value and TSR represents the actual value delivered to shareholders. The specific goals for each measure were set for compensation purposes only and do not constitute, and should not be viewed as, management’s projection of future results.

ROE for the 2016-2018 performance period is an absolute measure that is to be calculated as of the end of the performance period. ROE is defined as Income from Operations (as defined above with respect to the 2016 AIP) divided by average shareholders’ equity for the year. Shareholders’ equity excludes accumulated other comprehensive income or other similar items and any increase in equity due to goodwill associated with an acquisition during the performance period.

TSR for the 2016-2018 performance period is a relative measure based on Lincoln’s TSR for the performance period ranked against the TSR results for the peer group shown below. The Committee believes that the performance peer group should be limited to companies that publish financial results against which our results are compared and that offer competing insurance and financial products. The TSR Performance Peer group was updated for the 2016-2018 performance period to remove Genworth Financial and Symetra Financial and add Aegon and Ameriprise Financial, which better reflect the size and scope of our business. With regard to MetLife, in the event that they finalize the announced spinoff of their U.S. retail unit (Brighthouse Financial) during the performance period, the Committee will include data for MetLife through the date of completion of the transaction and thereafter include data for the U.S. retail unit.

2016-2018 RELATIVE TSR PERFORMANCE PEER GROUP
AEGON	PRUDENTIAL FINANCIAL
AMERIPRISE FINACIAL	SUN LIFE FINANCIAL
MANULIFE	TORCHMARK
METLIFE	UNUM GROUP
PRINCIPAL FINANCIAL	VOYA FINANCIAL

If earned, the 2016-2018 performance share awards will be paid out in shares of our common stock. The table shows the number of shares that our executives have the potential to earn at different performance levels:

ESTIMATED SHARE PAYOUT OPPORTUNITIES UNDER THE 2016-2018 PERFORMANCE AWARD CYCLE AS OF GRANT DATE*

NAME	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Dennis R. Glass	8,564	68,508	137,016
Randal J. Freitag	2,667	21,332	42,664
Wilford H. Fuller	2,479	19,831	39,662
Kirkland L. Hicks	1,197	9,578	19,156
Mark E. Konen	2,454	19,628	39,256

* Amounts do not include dividend equivalents

The grant date fair value of the Options, RSUs and PSAs awarded in 2016 are included in the Summary Compensation Table on page 58. Additional details regarding the 2016-2018 PSAs granted to the NEOs can be found in the Grants of Plan-Based Awards table on page 61.

2014-2016 LTI PROGRAM

The Compensation Committee established the performance-based 2014 LTI Program at its February 2014 meeting, with performance metrics that measure the creation of long-term shareholder value. The Committee approved the equity awards under the 2014 LTI Program, including grants of Options, RSUs and PSAs.

Options and RSUs

The Options vested over a three-year period, with one-third vesting on the anniversary of the grant date. The RSUs cliff vested three years from the date of grant. The final tranche of Options and the RSUs vested on February 24, 2017. Additional details regarding the Options and RSUs granted in 2014 can be found in the Outstanding Equity Awards table on page 63.

2014-2016 Performance Share Awards

At the February 2014 meeting, the Committee established the 2014-2016 performance cycle for PSAs for the period that began January 1, 2014 and ended on December 31, 2016. The Compensation Committee set:

●	the threshold, target and maximum PSA amounts payable to the NEOs;

●	the relevant performance measures (ROE and Relative TSR);

●	the relative weighting of each performance measure; and

●	the goals for threshold, target and maximum payouts for each performance measure (25%, 100% and 200% of target, respectively).

The payouts for the 2014-2016 LTI PSAs could have ranged from 0% to 200% of each NEO’s target, with a threshold payout for each performance measure equal to 25% of target. For the PSA to be payable, the threshold or minimum achievement level for at least one of the performance measures must have been attained. Therefore, a minimum award would be calculated as follows: 25% multiplied by the relative weighting of the performance measure multiplied by the target amount.

The following table shows the number of shares that each NEO had the potential to earn under the 2014-2016 LTI performance period at the threshold, target and maximum levels:

ESTIMATED SHARE PAYOUT OPPORTUNITIES UNDER THE 2014–2016 PERFORMANCE AWARD CYCLE AS OF GRANT DATE*

NAME	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
Dennis R. Glass	5,817	46,534	93,068
Randal J. Freitag	1,383	11,063	22,126
Wilford H. Fuller	1,161	9,291	18,582
Mark E. Konen	1,500	12,001	24,002
*	Amounts do not include dividend equivalents.

Mr. Hicks was not with the Company in 2014 at the start of this performance cycle.

In February 2017, the Compensation Committee reviewed the reports and analysis that management provided regarding our performance during the 2014-2016 performance cycle and determined the results for each performance measure, as shown in the graphic below. As of December 31, 2016, the Company’s ROE, was 12.02% which was above the goal at target shown in the table below. The Company’s TSR for the performance period was 33.85%, which was ranked second among the peers listed below. As a result of the strong performance by the Company in each of these key metrics over the performance period (which exceeded the target performance level for the ROE measure and met the maximum performance level for TSR measure), the Compensation Committee approved a payout of the 2014-2016 performance share awards at 178.46% of target.

PERFORMANCE GOALS, ACTUAL RESULTS AND ACTUAL PAYOUT PERCENTAGES FOR THE 2014-2016 PERFORMANCE AWARD CYCLE

Return on Equity (ROE) Relative weight: 50%			Relative Total Shareholder Return (TSR) Relative weight: 50%
GOAL AT THRESHOLD	GOAL AT TARGET	GOAL AT MAXIMUM	GOAL AT THRESHOLD	GOAL AT TARGET	GOAL AT MAXIMUM

11%	11.65%	12.3%	RANKING OF 7TH	MEDIAN OF PEER GROUP	RANKING OF 1ST TO 2ND

ACTUAL RESULTS	PAYOUT AS PERCENTAGE OF TARGET	ACTUAL RESULTS	PAYOUT AS PERCENTAGE OF TARGET

12.02%	78.46%	2ND IN PEER% GROUP (TSR OF 33.85%)	100%

ROE for the 2014-2016 LTI performance period was an absolute measure that was calculated as of the end of the three year performance period. ROE was calculated using the definition of Income from Operations that the Committee set for the 2014 AIP and divided by average Shareholders’ Equity for the year. The definition of ROE used in this calculation can be found in Exhibit 2 on page E-5.

TSR for the 2014-2016 LTI was based on our TSR results for the performance period ranked against the TSR results for the peer group shown below:

2014-2016 RELATIVE TSR PEER GROUP

GENWORTH FINANCIAL	PRUDENTIAL FINANCIAL
MANULIFE	SUN LIFE FINANCIAL
METLIFE	SYMETRA FINANCIAL [1]
PRINCIPAL FINANCIAL	TORCHMARK
PROTECTIVE LIFE [1]	UNUM GROUP

1. Due to the acquisition of Protective Life and Symetra Financial during the 2014-2016 performance period, they were removed from the Peer Group in accordance with the provisions of the 2014 LTI program.

TSR for the 2014-2016 LTI is defined as the change in the price of a share of our common stock plus dividends paid, over the relevant performance period, divided by the price of a share of our common stock at the beginning of the performance period. We used an average of the prices of the common stock as reported on the NYSE consolidated transactions tape for the 30 trading days preceding the beginning and end dates to determine the beginning and ending share prices for the performance period to eliminate the effects of any short-term volatility on the stock price.

The table below shows the resulting payouts:

ACTUAL PAYOUTS UNDER 2014-2016 PERFORMANCE SHARE AWARDS

NAME	TARGET (# OF SHARES)	PAYOUT PERCENTAGE OF TARGET	PAYOUT (# OF SHARES)[1]
Dennis R. Glass	46,534	178.46%	83,045
Randal J. Freitag	11,063	178.46%	19,743
Wilford H. Fuller	9,291	178.46%	16,581
Mark E. Konen	12,001	178.46%	21,417

1. Share amounts do not include dividends accrued through the vesting date. For the actual payout amounts including dividends, see the Outstanding Equity Awards Table on page 63.

Mr. Hicks was not with the Company in 2014 and as a result he is not eligible for a payout for the 2014-2016 LTI performance cycle.

PARTICIPATION IN EXECUTIVE COMPENSATION DECISIONS

ROLE OF THE COMPENSATION COMMITTEE

The Compensation Committee has primary authority for determining the compensation of our executive officers, including our NEOs. Specifically, it:

●	approves the individual pay components and aggregate compensation amounts for our executives;

●	determines the form(s) in which compensation will be paid — i.e., cash or equity — and the equity vehicles to be used, including Options, PSAs or RSUs, among others; and

●	establishes the target award levels and performance measures for the various short- and long-term compensation programs.

For a description of the Compensation Committee’s principal functions, see “ Compensation Committee” on page 12.

The Compensation Committee normally determines the portion of performance-based incentive awards earned for completed performance cycles at its first regularly scheduled meeting of the calendar year (usually in February) following the end of the applicable performance cycle. During this meeting, the Committee reviews financial results for the various performance measures for the just-completed annual and long-term performance cycles; certifies the achievement (or non-achievement) of the performance goals; and approves the earned portion of the awards, as appropriate.

ROLE OF MANAGEMENT

In determining executive compensation, the Compensation Committee considers input from a number of sources, including executive management. However, our CEO does not play any role in, and is not present for, any discussions regarding his own compensation. Specifically, our CEO and CHRO provide the Compensation Committee with their views and insight on NEO compensation (with respect to the CEO, other than for himself), including:

●	their assessment of individual performance, the business environment, succession planning and retention; and

●	recommendations for base salary, target annual incentive awards and target long-term incentive awards for each NEO.

The Committee views this input as an essential component of the process.

ROLE OF THE COMPENSATION CONSULTANT

The Compensation Committee regularly consults with Pay Governance LLC, an independent compensation consultant,

for advice regarding compensation practices for our executives. The Committee has the sole authority to hire or fire any compensation consultant, as well as to establish the scope of the consultant’s work.

During 2016, Pay Governance provided the Committee with:

●	an evaluation of our executive officers’ base salaries and short- and long-term target incentive compensation relative to that of identified peers and the broader market;

●	an evaluation of the alignment of the Company’s executive compensation with Company performance;

●	information on trends in executive compensation, such as the use of various forms of equity compensation and the prevalence of different types of compensation vehicles;

●	an advance review of all management-prepared materials for each Committee meeting;

●	assistance in the review and discussion of all material agenda items;

●	an independent review of our analytical work related to executive compensation;

●	insight and advice in connection with the design of, and changes to, our equity grants and short- and long-term incentive plans; and

●	feedback regarding our CEO’s total targeted direct compensation package.

Pay Governance does not provide us with any services other than advising the Compensation Committee on executive compensation and the Corporate Governance Committee on director compensation. The Compensation Committee has assessed the independence of Pay Governance pursuant to SEC rules and concluded that no conflict of interest exists.

RISK CONSIDERATIONS RELATING TO COMPENSATION

The structure and administration of our compensation programs are designed to, among other objectives, appropriately balance risk and reward. As part of the annual risk assessment of our compensation plans, we identify, analyze and evaluate all of our employee compensation programs to assess any risks these programs might pose. The process includes, but is not limited to:

●	identifying all of the compensation programs that cover our employees;

●	reviewing these programs from a design and governance perspective, including evaluating the behavior each program was designed to encourage and detailing the flow of compensation for each program;

●	identifying any risks inherent in the programs, including analyzing whether any of the programs encourage our executives or any other employees to take risks that could harm the Company; and

●	identifying and discussing any additional risk mitigation factors in the program design and any additional risk controls outside of the compensation process specific to each business model.

Once the annual assessment is completed, our CFO and the Head of Total Rewards formally review the analysis of our programs and discuss the findings with the Compensation Committee.

Some of the features of our compensation programs that limit risk include the following:

●	our incentive plan awards are based on a variety of performance indicators, thus minimizing the potential for any single indicator of performance to have an undue influence on payout;

●	the Compensation Committee approves the final incentive plan awards and has the authority to decrease the awards even if the performance goals are met;

●	the “clawback” features of our equity awards, which allow us to rescind an executive’s award(s) under certain conditions;

●	the multi-year performance criteria for our LTI programs and the multi-year vesting elements of our other equity awards, which link the interests of our executives with the long-term health of the Company;

●	the balanced pay mix, which minimizes the significance of any single element of pay and decreases the likelihood that an executive would take inappropriate risks to inflate such pay;

●	both annual incentives and the PSAs have payouts that are capped;

●	our share ownership guidelines and holding requirements, which encourage our executives to focus on sustaining long-term performance rather than maximizing performance in any single year; and

●	fixed compensation is set at a level that allows executives to meet their essential financial needs.

For 2016, the Compensation Committee discussed the evaluation and risk assessment review of our compensation programs and confirmed that our compensation programs do not create risks that are reasonably likely to have a material adverse effect on the Company. The risk assessment for this year also identified other aspects of the administration and oversight of our plans that build considerable risk mitigation into the plans’ organizational structure.

OTHER COMPENSATION CONSIDERATIONS

Equity Award Procedures. The Compensation Committee formally approves our equity grant procedures, including procedures for granting Options. All Options are granted with a “strike,” or exercise, price set at the closing price of our common stock as reported on the composite transactions table of the NYSE on the grant date. Although the Compensation Committee Chair may approve changes to executive compensation, subject to the Committee’s review and ratification, only the full Committee or the Board has the authority to grant equity awards to executive officers.

Although the Compensation Committee typically makes equity award grants during its first regularly scheduled meeting of the calendar year, the Committee or the Board may also grant equity awards to executives at other regularly scheduled or special meetings or by taking action through unanimous written consent in order to accommodate special circumstances such as new hires or promotions.

●	For equity awards granted to executives at a regularly scheduled meeting of the Board or Committee, the grant date is the date of the meeting.

●	For equity awards granted at a “special” meeting of the Board or Committee that does not occur during the period in which trading of our securities is permitted under our Insider Trading and Confidentiality Policy (a “window period”), the grant becomes effective on the first business day of the next window period. (Window periods generally begin on the later of the second business day after our quarterly earnings release or the first business day after our public call with investors).

●	For equity awards granted by unanimous consent, the grant becomes effective on the first business day of the week following the effective date of the written consent; however, if that business day is not during a window period, the grant becomes effective on the first business day of the next window period.

Tax Considerations. The Internal Revenue Code of 1986, as amended (“IRC”) generally limits a public company’s corporate income tax deduction for compensation to $1 million per year for each “covered employee,” which includes each NEO (other than our CFO). However, this limit does not apply to compensation that qualifies as “performance-based” under the IRC rules. In general, we intend to design our incentive award grants to qualify as performance-based compensation under the IRC rules, and our grants are subject to limits established under the LNC 2014 Incentive Compensation Plan (referred to hereinafter as the “2014 ICP”, or collectively with the LNC 2009 Amended and Restated Incentive Compensation Plan as the “ICP”) in accordance with the relevant IRC rules.

In certain circumstances, the Compensation Committee may limit compensation awards or pay compensation that does not qualify as performance-based under the IRC rules.

●	For PSAs, the Committee may reduce the target award or payout for any “covered employee” or increase or decrease any other executive’s individual payout, based on certain circumstances that may occur during the cycle.

●	The Committee may also award non-performance-based compensation to “covered employees” based on circumstances that could affect performance results, such as changing economic and market conditions, mergers or acquisitions, sale of a business, restructuring charges, reserve strengthening or release, and/or extraordinary natural occurrences or man-made events (e.g., acts of war). In doing so, the Committee would consider various factors, including investor reaction, stock price performance, performance of peers, retention considerations, and our CEO’s recommendation.

Despite the Compensation Committee’s efforts to structure the AIP and PSAs for our executives in a manner intended to be exempt from Section 162(m), and as a result not subject to its deduction limits, because of ambiguities and uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, no assurance can be given that compensation we intend to satisfy the requirements for exemption from Section 162(m) in fact will. Further, the Compensation Committee reserves the right to modify compensation that was initially intended to be performance-based compensation under Section 162(m) if it determines that such modifications are consistent with our business needs.

EMPLOYEE BENEFIT PLANS

We offer our executives some additional benefits not offered to our non-executive employees, in some cases to replace benefits the executives lose as a result of regulatory limits in the broad-based tax-qualified plans. We use these benefits to attract and retain key employees, since our competitors typically offer the same types of benefits.

Our Deferred Compensation Plan. We provide certain benefits to our executive officers, including NEOs, through our nonqualified defined contribution plan — the Lincoln National Corporation Deferred Compensation & Supplemental/ Excess Retirement Plan (the “DC SERP”). For more information on the DC SERP, see page 67.

Change-of-Control Severance Arrangements. We offer our executives a severance plan that provides potential benefits in connection with a change of control of the Company. Payment of benefits under this plan, the Lincoln National Corporation Executives’ Severance Benefit Plan (the “LNC COC Plan”), is triggered when an executive’s employment is terminated (under specific circumstances) in anticipation of or within two years after our change of control. The objectives of the change-of-control benefits are to:

●	retain qualified executives in the face of an actual or threatened change of control of the Company;

●	enable executives to help our Board assess any proposed change of control of the Company and advise whether such a proposal is in the best interests of the Company, our shareholders, our policyholders and customers without being unduly influenced by the possibility of employment termination; and

●	demonstrate to those executives our desire to treat them fairly and competitively in such circumstances.

Each year the Compensation Committee reviews a tally sheet prepared by Pay Governance that estimates for each NEO the benefits associated with a potential change of control of the Company and the cost of those benefits to us. For 2016, the Committee found that the estimated costs for these benefits would be reasonable. For more information on the LNC COC Plan, see page 69.

Severance Plans. We also offer our NEOs and our other executive officers a severance plan in the event their jobs are eliminated, other than in connection with our change of control. The plan pays 78 weeks of severance benefits. To qualify for benefits under this plan (the Severance Plan for Officers of Lincoln National Corporation (the “Officers’ Severance Plan”)), the officer must sign our standard form of agreement, waiver and release of claims, which includes forfeiture provisions for competition and solicitation. Any payments made under the Officers’ Severance Plan reduce, on a dollar-for-dollar basis, any payments the officer receives under the LNC COC Plan. For more information on the Officers’ Severance Plan, see page 70.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed this Compensation Discussion & Analysis with management and has recommended to the Board that the Compensation Discussion & Analysis be included in this proxy statement and incorporated by reference into the Company’s 2016 Form 10-K.

The Compensation Committee

William H. Cunningham

Eric G. Johnson

Michael F. Mee

Patrick S. Pittard, Chair

EXECUTIVE COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The table below shows the compensation of our NEOs for 2016. See “Narrative to Summary Compensation Table” below for more information.

SUMMARY COMPENSATION TABLE
NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS	STOCK AWARDS	OPTION AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NON- QUALIFIED DEFERRED COMPENSATION EARNINGS	ALL OTHER COMPENSATION	TOTAL
		($)	($)	($)[1]	($)[2]	($)[3]	($)[4]	($)[5]	($)[6]
DENNIS R. GLASS	2016	1,200,000	—	6,819,263	1,392,003	3,165,600	132,017	556,529	13,265,412
President and CEO of LNC	2015	1,169,050	—	6,816,576	1,350,013	1,924,256	26,864	728,575	12,015,334
	2014	1,135,000	—	5,589,052	1,350,010	3,000,940	272,177	848,154	12,195,333
RANDAL J. FREITAG	2016	669,708	—	1,391,021	567,954	1,082,416	13,231	204,529	3,928,859
Executive Vice President	2015	650,202	—	1,273,405	497,407	654,266	—	248,199	3,323,479
and CFO of LNC	2014	575,384	—	1,027,891	421,258	899,670	55,425	258,141	3,237,769
WILFORD H. FULLER	2016	650,000	—	1,293,170	528,007	1,106,560	—	273,858	3,851,595
President, Annuity Solutions,	2015	555,880	—	1,105,348	431,755	1,066,050	—	333,888	3,492,921
LFD and LFN	2014	484,000	—	863,206	353,752	1,489,171	—	365,026	3,555,155
KIRKLAND L. HICKS[7]	2016	575,000	125,000	1,564,586	255,002	752,100	—	122,993	3,394,681
Executive Vice President
and General Counsel of LNC
MARK E. KONEN	2016	683,130	—	1,279,906	522,587	1,413,239	31,453	226,727	4,157,042
President, Insurance and	2015	663,320	—	1,270,610	496,294	674,596	—	275,266	3,380,086
Retirement Solutions (Retired)	2014	644,008	—	1,115,015	456,950	1,061,196	114,854	308,849	3,700,872

1.	Represents the grant date fair value of stock awards granted in 2016, 2015 and 2014 under the ICP. Values were determined in accordance with FASB ASC Topic 718 (Topic 718), and the assumptions made in calculating them can be found in Note 18 of the Notes to the Consolidated Financial Statements in Item 8 of our 2016 Form 10-K. Stock awards granted in 2016 include grants of RSUs and PSAs, the latter of which are subject to performance conditions.

The table below shows the grant date fair value of the RSUs and PSAs, as well as the value of the PSAs assuming the maximum level of performance (200% of target) is achieved under both the ROE and TSR performance measures described on page 49. The grant date fair value for the PSAs was calculated in accordance with Topic 718 using a performance factor of 1.09, the probable outcome on the date of grant. The stock awards granted in 2016 are described in more detail in the Grants of Plan-Based Awards table on page 61.

Named Executive Officer	Grant Date Fair Value of 2016 RSU	Grant Date Fair Value of 2016 PSA	Value of 2016 PSA at Maximum Performance Level
	($)	($)	($)
Dennis R. Glass	4,176,007	2,643,256	4,864,068
Randal J. Freitag	567,965	823,056	1,514,572
Wilford H. Fuller	528,027	765,143	1,408,001
Kirkland L. Hicks	1,195,037	369,550	680,038
Mark E. Konen[8]	522,596	757,311	1,393,588

2. Represents the grant-date fair value of Option awards granted in 2016, 2015 and 2014 under the ICP. Values were determined in accordance with Topic 718, and the assumptions made in calculating them can be found in Note 18 of the Notes to the Consolidated Financial Statements in Item 8 of our 2016 Form 10-K. The Option awards granted in 2016 are described in more detail in the Grants of Plan-Based Awards table on page 61.

3. Represents the AIP awards earned for the 2016 performance period under the ICP. More information on the AIP awards is provided in the Grants of Plan-Based Awards table on page 61 and in the CD&A on pages 48 to 50.

4. These amounts reflect the total of all increases in the actuarial present value of each NEO’s accumulated benefits under our qualified and nonqualified defined benefit pension plans shown in the Pension Benefits table on page 66. We froze these pension plans at the end of 2007. The year-end present values were computed using the same assumptions as those used for financial reporting purposes. For year-end 2016 those are a 4.50% interest rate to discount the normal retirement age (age 65 or current age if higher) lump sum value of annuity payments which were converted using an interest discount rate of 4.75% and the IRS-prescribed IRC 417(e)(3) mortality table for 2017. The NEOs did not have any preferential nonqualified deferred compensation earnings.

5. The table below gives details on all Other Compensation:

Name	Perquisites[a] ($)	Tax Gross-ups[b] ($)	401 (k) Match, Core and Transition Contributions[c] ($)	Additional Company Contributions into Deferred Compensation Plan (Special Executive Credit and Excess Match, Core and Transition Contributions)[d] ($)	Total ($)
Dennis R. Glass	69,145	—	35,000	452,384	556,529
Randal J. Freitag	—	—	34,335	170,628	204,963
Wilford H. Fuller	—	—	26,500	247,358	273,858
Kirkland L. Hicks	38,763	25,403	26,500	32,327	122,993
Mark E. Konen	17,200	—	35,000	174,527	226,727

(a)	For Mr. Glass, $55,811 of the amount reflects the aggregate incremental cost of personal use of the corporate aircraft. Mr. Glass generally uses the corporate aircraft for personal use only when necessary to accommodate his business schedule. The amount also reflects $13,334 in matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, and the reimbursement of financial planning and tax-preparation expenses.

For Mr. Hicks, the amount reflects matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, the reimbursement of financial planning expenses and the reimbursement of relocation expenses incurred in connection with his relocation to our principal offices.

For Mr. Konen, the amount reflects $10,000 in matching charitable gifts made by Lincoln Financial Foundation, Inc. on his behalf, the reimbursement of costs of a medical exam and the reimbursement of tax-preparation expenses.

More information regarding perquisites and personal benefits, including a discussion of how we value personal use of the corporate aircraft, can be found under “Narrative to the Summary Compensation Table” on page 60.

(b)	Represents the amount of the tax gross-up for Mr. Hicks in connection with amounts paid for his relocation expenses.

(c)	Represents Company matching, core and transition contributions under our Employees’ 401(k) Plan.

(d)	Represents excess Company matching, core and transition contributions to the DC SERP, which are amounts above IRC limits. Also, for all NEOs except Mr. Glass, this amount includes an additional contribution — a “special executive credit” to the DC SERP — which is described in more detail on page 67.

6. Some totals might not reconcile due to rounding.

7. Only compensation for 2016 is provided for Mr. Hicks as he only joined the Company in December 2015.

8. Mr. Konen retired from the Company as of February 28, 2017. He will be eligible to receive a pro rata portion of his 2016 RSU and PSA awards, and not the full amount shown in Footnote 1 above.

NARRATIVE TO SUMMARY COMPENSATION TABLE

2016 Annual Incentive Program

For the 2016 AIP, the dollar amounts included in the Summary Compensation Table for each of our NEOs reflect the performance results for this program as certified by the Compensation Committee in February 2017. These results triggered a payout above target for each NEO. For more details on the 2016 AIP, including the performance measures, targets and final results, see the CD&A, pages 43 to 47.

Perquisites and Personal Benefits

Below are the primary perquisites and personal benefits we offered our NEOs in 2016, not all of which were actually received by each NEO:

Financial Planning and Tax Preparation Services. We offer to reimburse our NEOs, along with other officers, up to $6,000 annually for financial-planning services and up to $2,700 annually for tax-preparation services provided by a certified public accountant other than Ernst & Young, our accounting firm. For the financial-planning services, we reimburse the first $1,800 of such services, plus 50% of costs above that amount up to the $6,000 maximum. Any unused portion of the $2,700 tax-preparation reimbursement may be applied to the financial-planning reimbursement, but not vice versa.

Personal Use of the Corporate Aircraft. Since 2005, the Board has advised our CEO to use the corporate aircraft for both business and personal travel, when practical, because of security concerns and to maximize his time devoted to our business. If an executive (and any guests of the executive) uses the corporate aircraft for personal purposes, we treat this usage as a perquisite for proxy-statement reporting purposes and calculate the value of such services based on the total incremental cost to us. For personal flights, that cost is based on a cost-per-flight-hour charge that reflects the operating costs of the aircraft, including regularly required maintenance, inspections and related fees/taxes. We also include as an incremental cost any flights required to reposition the corporate aircraft (i.e., dead-head flights) because of a personal flight. When executives, their families and invited guests fly on the corporate aircraft as additional passengers on business flights, there is no incremental cost. Finally, if more than one executive is on a personal flight, we allocate the incremental cost on a proportional basis depending on the number of guests of each executive.

Matching Charitable Gift Program. Under this program, the Lincoln Financial Foundation, Inc. matches gifts from an NEO to one or more eligible recipient organizations, up to an annual total maximum of $10,000, except for Mr. Glass who is also a Director and has a matching gift limit of up to $15,000.

Retirement Benefits

Under the DC SERP, our participating NEOs are eligible for an additional contribution — a “special executive credit” — as a percentage of “Total Pay.” For the purpose of determining the special executive credit, “Total Pay” under the DC SERP means base salary and AIP paid during the fiscal year.

For each NEO, the special executive credit is calculated annually as follows: 15% of Total Pay expressed as a percentage, offset by the total of: (a) the NEO’s maximum basic matching contribution opportunity (6%); plus (b) core contributions (4%); plus (c) transition contributions, if any (up to 8%), as determined under the Employees’ 401(k) Plan, each expressed as a percentage. For more details on the DC SERP, the contributions and the calculations of these amounts, see page 67.

GRANTS OF PLAN-BASED AWARDS

The table below shows the awards granted to our NEOs during 2016 under the ICP.

		ESTIMATED POSSIBLE PAYOUTS			ESTIMATED FUTURE PAYOUTS
		UNDER NON-EQUITY INCENTIVE			UNDER EQUITY INCENTIVE			ALL OTHER	ALL OTHER		GRANT
		PLAN AWARDS[1]			PLAN AWARDS[2]			STOCK	OPTION		DATE FAIR
								AWARDS:	AWARDS:	EXERCISE	VALUE OF
								NUMBER OF	NUMBER OF	OR BASE	STOCK
								SHARES OF	SECURITIES	PRICE OF	AND
								STOCK OR	UNDERLYING	OPTION	OPTION
NAME	GRANT DATE	THRESHHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHHOLD (#)	TARGET (#)	MAXIMUM (#)	UNITS[3] (#)	OPTIONS[4] (#)	AWARDS ($/SH)	AWARDS[5] ($)
DENNIS R. GLASS		36,000	2,400,000	4,800,000
	2/24/16				8,564	68,508	137,016				2,643,256
	2/24/16							117,634			4,176,007
	2/24/16								147,677	35.50	1,392,003
RANDAL J. FREITAG		12,557	837,135	1,674,270
	2/24/16				2,667	21,332	42,664				823,056
	2/24/16							15,999			567,965
	2/24/16								60,254	35.50	567,954
WILFORD H. FULLER		23,400	1,040,000	2,080,000
	2/24/16				2,479	19,831	39,662				765,143
	2/24/16							14,874			528,027
	2/24/16								56,016	35.50	528,007
KIRKLAND L. HICKS		8,625	575,000	1,150,000
	2/24/16				1,197	9,578	19,156				369,550
	2/24/16							33,663			1,195,037
	2/24/16								27,053	35.50	255,002
MARK E. KONEN		25,621	1,024,829	2,049,659
	2/24/16				2,454	19,628	39,256				757,311
	2/24/16							14,721			522,596
	2/24/16								55,441	35.50	522,587

1. Represents potential 2016 AIP awards. Actual amounts the NEOs earned are reflected in the Summary Compensation Table. More information on the 2016 AIP awards, including the applicable performance targets, is provided in the CD&A on pages 43 to 47.

2. Represents 30.4% of our CEO’s 2016 LTI target, and 40% of the other NEO’s 2016 LTI target, each awarded as PSAs for the 2016-2018 performance period, payable 100% in shares. Earned awards for the 2016-2018 performance cycle will be determined in the first quarter of 2019 (for the performance period ending December 31, 2018), and the amount of the award that is earned may range from 0% to 200% of the target amount depending upon the attainment of pre-established performance goals. For more information on the 2016-2018 performance awards and the performance goals that apply to these awards, see pages 48 to 50 in the CD&A. Dividend equivalents accrue on the LTI performance share awards, based on normal dividend rates, and are payable only in stock and only if the related LTI award is actually earned based on certification of performance.

3. Represents 52.2% of our CEO’s 2016 LTI target, and 30% of the other NEO’s 2016 LTI target, each awarded as RSUs that cliff-vest on the third anniversary of the grant date; these RSUs are described in more detail in the CD&A on page 48. Dividend equivalents accrue on the RSUs, are credited in the form of additional RSUs on each date that dividends are paid on our common stock, and are payable only in stock and only upon vesting of the related RSU award.

4. Represents 17.4% of our CEO’s 2016 LTI target, and 30% of the other NEO’s 2016 LTI target, each awarded in the form of Options as described in more detail in the CD&A on page 48. The Options have 10-year terms and vest ratably over a three-year period, with one-third vesting on each of the first three anniversaries of the grant date. The Options do not have a reload feature.

5. Represents the grant date fair value of the award determined in accordance with Topic 718. All assumptions made in calculating the aggregate fair value can be found in Note 18 of the Notes to the Consolidated Financial Statements included in Item 8 of our 2016 Form 10-K.

6. Mr. Konen retired from the Company as of February 28, 2017. He will be eligible to receive a pro rata portion of his 2016 RSU and PSA awards, and not the full amount shown in the table above.

NARRATIVE TO GRANTS OF PLAN-BASED AWARDS TABLE

The following terms also apply to these awards:

●	the exercise price and tax-withholding obligations related to the exercise of all Options may be paid by withholding or delivering shares, subject to certain conditions.

●	for stock awards, we withhold a sufficient number of shares to satisfy the NEO’s mandatory minimum tax-withholding obligations upon vesting at the NEO’s election.

●	the Options and stock awards granted in 2016 will vest fully: (1) if the executive dies or becomes permanently disabled; or (2) upon a “change of control” and either: (a) the termination of the executive’s employment by the Company for any reason other than “cause”; or (b) the executive’s termination of his or her employment for “good reason,” as those terms are defined in the LNC COC Plan.

●	the Options and stock awards are not transferable except by will or under trust and estates law, unless the Compensation Committee permits such a transfer. The Compensation Committee has not permitted a transfer of any of the awards shown in the Grants of Plan-Based Awards table above.

●	in general, when an executive voluntarily leaves the Company after meeting the requirements for “retirement” in the applicable award agreement, or is involuntarily terminated for any reason other than cause and signs a general release of claims against us, the executive will receive a pro-rated performance award (but only if the applicable performance goals are achieved and the Compensation Committee does not withhold payout of the award, which it has the discretion to do). The prorated award will be based on the number of days of service out of the total number of days in the three-year performance cycle. Any payout will be made at the same time, and in the same manner, as other participants are paid.

●	in general, Options and RSU awards granted in 2016 will vest on a pro rata basis if an executive officer voluntarily leaves the Company with at least seven years of service, or is involuntarily terminated for any reason other than cause and signs a general release of claims against us.

●	the Options, RSUs and PSAs granted to our CEO will fully vest upon his retirement from the Company, with the PSAs vesting subject to the achievement of the applicable performance goals.

●	the Options, RSUs and PSAs are subject to forfeiture and “clawback” provisions, including non-compete, non-solicitation, non-disparagement and confidentiality/non-disclosure covenants. Specifically, we may require the NEO to return the shares (or possibly the cash received, in the case of Options) to us upon breach of one of the covenants. The restrictive covenants and forfeiture provisions expire six months after an Option or an RSU award vesting, or the payment of shares in accordance with a PSA. Additionally, we have the right to claw back any vested shares if the NEO is terminated for cause at any time after an award vests (no expiration date).

●	any vested Options may be exercised by the executive or his beneficiary (as applicable) until the earliest of:

–	the expiration of the Option term;

–	one year after the date the executive died or became disabled;

–	five years after the date the executive voluntarily left the Company after meeting the requirements for “retirement”; or

–	three months after the date the executive was involuntarily terminated for any reason other than cause.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below provides information on unexercised Options, unvested stock awards and unvested equity incentive plan awards for each NEO as of the end of 2016.

	OPTION AWARDS					STOCK AWARDS
NAME	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE[1]	OPTION EXERCISE PRICE ($)	OPTION EXPIRATION DATE	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[2] (#)	MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED[3] ($)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED[3] ($)
DENNIS R. GLASS	319,694		52.76	02/07/18	60,104	3,983,092	87,042	[4]	5,768,279
	67,807	33,904	50.77	02/24/24	68,989	4,571,901	83,882	[5]	5,558,860
	34,153	68,307	58.26	02/25/25	115,564	7,658,426	139,310	[6]	9,232,074
		147,677	35.50	02/24/26
RANDAL J. FREITAG	4,373		70.66	02/22/17	8,697	576,350	20,692	[4]	1,371,259
	6,478		25.78	02/22/20	8,830	585,164	23,548	[5]	1,560,526
	25,179		30.64	02/23/21	16,266	1,077,948	43,378	[6]	2,874,660
	52,198		24.99	02/22/22
	61,430		29.54	02/28/23
	21,158	10,580	50.77	02/24/24
	12,583	25,168	58.26	02/25/25
		60,254	35.50	02/24/26
WILFORD H. FULLER	54,359		29.54	02/28/23	7,303	483,970	17,378	[4]	1,151,669
	17,767	8,885	50.77	02/24/24	6,468	428,634	17,248	[5]	1,143,025
	9,217	18,436	58.26	02/25/25	1,209	80,120	3,220	[5]	213,389
	1,725	3,452	57.49	05/01/25	14,953	990,935	40,326	[6]	2,672,404
		56,016	35.50	02/24/26
KIRKLAND L. HICKS		27,053	35.50	02/24/26	34,226	2,268,157	19,476	[6]	1,290,675
MARK E. KONEN	44,140		70.66	02/22/17	9,100	603,057	22,447	[4]	1,487,563
	67,747		29.54	02/28/23	8,168	541,293	22,282	[5]	1,476,628
		11,476	50.77	02/24/24	448	29,689	1,226	[5]	81,247
	11,907	23,815	58.26	02/25/25	14,799	980,730	39,912	[6]	2,644,968
	655	1,313	57.49	05/01/25
		55,441	35.50	02/24/26

1. These Options were not exercisable at the end of 2016. The following table shows the dates when Options in this column vest and become exercisable.

Expiration Dates	Vesting Dates
2/24/2024	Balance vested on 2/24/2017
2/25/2025*	Balance vests equally on 2/25/2017 on 2/25/2018
5/1/2025*	Balance vests equally on 5/1/2017 on 5/1/2018
2/24/2026*	Vests in 3 equal annual installments beginning on 2/24/2017

* Mr. Konen will receive a prorated amount of shares for the unvested awards listed above upon his retirement from the company.

2. These stock awards are RSUs that vest as follows:

	Vested On	Vest On	Vest On	Vest On
Dennis R. Glass	60,104	68,989	115,564
	2/24/2017	2/25/2018	2/24/2019	N/A
Randal J. Freitag	8,697	8,830	16,266
	2/24/2017	2/25/2018	2/24/2019	N/A
Wilford H. Fuller	7,303	6,487	1,209	14,953
	2/24/2017	2/25/2018	5/1/2018	2/24/2019
Kirkland L. Hicks	34,226
	2/24/2019	N/A	N/A	N/A
Mark E. Konen	9,100	8,168*	448*	14,799*
	2/24/2017	2/25/2018	5/1/2018	2/24/2019

* Mr. Konen will receive a prorated amount of shares for the unvested awards listed above upon his retirement from the company.

The RSU awards include accrued but unpaid dividend equivalents credited in additional RSUs calculated at the normal dividend rate and settled in shares of our common stock only upon distribution of the vested award.

3.	This represents the product of the number of shares/units and the closing price of our common stock as reported on the composite tape of the NYSE on December 30, 2016, which was $66.27.

4.	Represents PSAs that were granted in connection with the 2014-2016 performance cycle and vested on February 22, 2017, plus accrued dividend equivalents. Awards vested based on the actual performance certified by the Compensation Committee on February 22, 2017.

5.	Represents PSAs granted in connection with the 2015-2017 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle exceeded the target performance measures, these awards are shown at maximum (200% of target), plus accrued but unpaid dividend equivalents. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle, which should occur in the first quarter of 2018 for the 2015-2017 performance cycle.

6.	Represents PSAs granted in connection with the 2016-2018 performance cycle. Because our performance as of the end of the last fiscal year for this performance cycle was above target, these awards are shown at maximum, plus accrued but unpaid dividend equivalents. However, the amount, if any, of these awards that will be paid out will depend upon the actual performance over the full performance period and the Compensation Committee’s certification of the performance after completion of the performance cycle which should occur in the first quarter of 2019 for the 2016-2018 performance cycle.

OPTION EXERCISES AND STOCK VESTED

The table below provides information on Options exercised and stock awards that vested during 2016.

	OPTION AWARDS		STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON EXERCISE (#)	AGGREGATE VALUE REALIZED ON EXERCISE ($)	NUMBER OF SHARES ACQUIRED ON VESTING[1] (#)	AGGREGATE VALUE REALIZED ON VESTING[2] ($)
Dennis R. Glass	273,532	6,123,991	219,305	7,906,238
Randal J. Freitag	15,966	101,971	45,863	1,654,606
Wilford H. Fuller	63,694	2,047,205	40,755	1,474,409
Kirkland L. Hicks	—	—	—	—
Mark E. Konen	204,000	3,910,770	54,183	1,963,320

1.	For each NEO this includes shares delivered for RSUs that vested on February 28, 2016, and PSAs that vested on February 24, 2016. For Mr. Glass, the amount also reflects shares withheld on February 24, 2016 to cover employment taxes due on a grant of RSUs to comply with IRC tax-withholding regulations that apply to equity grants with early retirement provisions. For Mr. Fuller and Mr. Konen, the amount also reflects shares withheld on November 11, 2016 to cover employment taxes due on grants of RSUs to comply with IRC tax-withholding regulations that apply to equity grants with early retirement vesting provisions.

2.	Calculated as shares vested times the closing price of our common stock as reported on the composite tape of the NYSE on the vesting date (or the last date before vesting that was a trading day for the NYSE). These prices were: $35.50 for February 24, 2016; $37.51 for February 28, 2016; and $60.11 for November 11, 2016.

PENSION BENEFITS

RETIREMENT PLANS

The LNC Retirement Plan. As of December 31, 2007, we converted our retirement program from a defined-benefit to a defined-contribution design. As a result, benefit accruals ceased (i.e., were “frozen”) under the Lincoln National Corporation Retirement Plan for Employees Hired Prior to January 1, 2008 (the “LNC Retirement Plan”), a defined benefit plan.

Excess Retirement Plan. The Lincoln National Corporation Excess Retirement Plan (the “Excess Plan”) paid, or “restored,” benefits that would have been paid under the LNC Retirement Plan if certain limits were not imposed by Sections 401(a) and 415 of the IRC. The Excess Plan calculated benefits using the same formula as the qualified retirement plans that it “restored,” but without the IRC limits. The amount of the qualified retirement benefit payment is then deducted from, or offset against, the benefit calculated under the Excess Plan.

When the LNC Retirement Plan was “frozen,” the Excess Plan was also “frozen.” In addition, if the Company undergoes a change of control, no enhanced benefits are payable under the Excess Plan.

The following table shows the present value of the “frozen” accrued benefit, as of December 31, 2016, under the LNC Retirement Plan and the Excess Plan for each of our NEOs except for Mr. Fuller and Mr. Hicks, who are not eligible to participate in either plan.

PENSION BENEFITS

NAME	PLAN NAME	NUMBER OF YEARS OF CREDITED SERVICE (#)	PRESENT VALUE OF ACCUMULATED BENEFIT[2,3] ($)	PAYMENTS DURING LAST FISCAL YEAR ($)
Dennis R. Glass	LNC Retirement Plan	13	624,124	—
	Excess Plan	13	2,168,730	—
Randal J. Freitag	LNC Retirement Plan	11.5	279,965	—
	Excess Plan	11.5	13,646	—
Wilford H. Fuller		N/A	N/A	N/A
Kirkland L. Hicks		N/A	N/A	N/A
Mark E. Konen	LNC Retirement Plan	12	368,705	—
	Excess Plan	12	329,276	—

1.	No benefits have accrued under these plans after December 31, 2007.

2.	All present values were determined using the same interest rate and mortality assumptions used for financial reporting purposes. The amounts shown for Messrs. Glass, Freitag and Konen reflect the present value of the lump sum payable at normal retirement age (age 65 or current age if higher) converted using a discount rate of 4.75% and the IRS-prescribed IRC 417(e)(3) mortality table for 2017.

NONQUALIFIED DEFERRED COMPENSATION

We have adopted the DC SERP, a nonqualified plan that permits our NEOs and other officers to defer amounts of salary and annual incentive bonus that cannot be deferred under our tax-qualified Employees’ 401(k) Plan due to the IRC limits.

The amount of eligible compensation (base salary and annual incentive bonus) that employees may contribute to the Employees’ 401(k) Plan is subject to annual plan and IRC limits. During 2016, Lincoln made the following contributions to the Employees’ 401(k) Plan:

●	a dollar-for-dollar basic matching contribution on the first 6% of eligible compensation contributed;

●	a “core contribution” of 4% of eligible compensation; and

●	for certain employees based on age and years of service as of December 31, 2007, a “transition contribution” of up to 8% of eligible compensation.

Any “core” and/or “transition” contributions that cannot be contributed to the Employees’ 401(k) Plan due to plan and/or IRC limits are contributed to the DC SERP.

SPECIAL EXECUTIVE CREDIT

For all NEOs except Mr. Glass, an additional contribution — a “special executive credit” as a percentage of “Total Pay”—was made to the DC SERP in 2016. For the purpose of determining this credit, “Total Pay” under the DC SERP is defined as base salary plus annual incentive bonus paid during the fiscal year. For each NEO, the special executive credit is calculated annually as follows: 15% of Total Pay, expressed as a percentage, offset by the total of: (a) the executive officer’s maximum basic matching contribution opportunity (6%); plus (b) core contributions (4%); plus (c) transition contributions, if any, (up to 8%) as determined under the Employees’ 401(k) Plan and the DC SERP, each expressed as a percentage.

Mr. Glass did not receive a special executive credit in 2016 because he received a transition credit in excess of 5% under the Employees’ 401(k) Plan. Typically, special executive credits are calculated and credited to the DC SERP by March of the following year. In accordance with the terms of the DC SERP, effective 2018, the special executive credit will equal 5% of Total Pay for each executive officer as a result of the expiration of the transition contributions. In 2016, the special executive credits for our NEOs, expressed as a percentage of Total Pay, were: 2.4% for Mr. Freitag; 5% for Mr. Fuller; 5% for Mr. Hicks; and 1.6% for Mr. Konen.

Special executive credits vest on the earlier of: five years after becoming eligible to receive special executive credits under the DC SERP; death; eligibility for long-term disability benefits under a Company-sponsored plan; or reaching age 62. However, executive officers as of January 1, 2008 — including Messrs. Glass and Konen — were immediately vested in their special executive credits.

ADDITIONAL TERMS OF THE DC SERP

●	We will pay out amounts based upon the total performance of the investment measures selected by the participant.

●	Our NEOs may select from a menu of “phantom” investment options used as investment measures for calculating the investment return notionally credited to their deferrals. These are generally the same investment options that are available under the Employees’ 401(k) Plan.

●	Amounts deferred and contributed under the DC SERP are credited to “notional” (or bookkeeping) accounts and are subsequently credited with earnings or losses mirroring the performance of the available investment options under the Employees’ 401(k) Plan.

●	All matching contributions are initially invested in the same investment options that the participant has elected for salary and bonus deferrals and are credited with notional earnings or losses.

●	Our NEOs may at any time change their investment elections or, subject to our Insider Trading and Confidentiality Policy, transfer amounts between investments.

●	Our NEOs may change investment elections with respect to the LNC stock unit fund only during permitted trading “window” periods, which generally occur quarterly. We will issue actual shares of our common stock in settlement of these stock units when amounts credited to the LNC stock unit fund are actually paid to the participants. Before settlement, the participants have no rights associated with ownership of our common stock, including voting rights.

●	The DC SERP is an unfunded plan and represents an unfunded promise to pay the benefits credited to each participant.

The table below provides information on each NEO’s deferrals and on contributions we made to the DC SERP on their behalf during 2016. It also shows each NEO’s aggregate balance under the DC SERP as of December 31, 2016.

NONQUALIFIED DEFERRED COMPENSATION
NAME	EXECUTIVE CONTRIBUTIONS IN LAST FY1 ($)	COMPANY CONTRIBUTIONS IN LAST FY2 ($)	AGGREGATE EARNINGS IN LAST FY ($)	AGGREGATE WITHDRAWALS/ DISTRIBUTIONS ($)	AGGREGATE BALANCE LAST FYE[3] ($)
Dennis R. Glass	187,455	452,384	2,261,921	499,483	24,222,646
Randal J. Freitag	79,438	170,628	127,160	101,050	1,787,212
Wilford H. Fuller	128,963	247,358	918,886	—	4,018,282
Kirkland L. Hicks	34,500	32,327	1,067	—	67,894
Mark E. Konen	81,463	174,527	169,187	—	5,884,297

1.	Amounts shown reflect deferral of a portion of salary for 2016 (included as Salary in the Summary Compensation Table for 2016) and deferral of a portion of the AIP amounts paid in 2016 relating to 2015 performance (included as Non-Equity Plan Compensation in the Summary Compensation Table for 2015). These amounts are:

Named Executive Officer	Salary	($)	Incentive Plan	($)
Dennis R. Glass	72,000		115,455
Randal J. Freitag	40,182		39,256
Wilford H. Fuller	65,000		63,963
Kirkland L. Hicks	34,500		—
Mark E. Konen	40,988		40,476

2.	Amounts shown reflect our employer contributions into the DC SERP during 2016.

3.	In addition to the amounts shown in footnote 1 above, this column includes amounts that were reported in prior years’ Summary Compensation Tables to the extent the NEO was an NEO at the time. These amounts are as follows: $1,766,794 for Mr. Glass; $387,390 for Mr. Freitag; $500,204 for Mr. Fuller; and $716,482 for Mr. Konen. Mr. Hicks joined the Company in December 2015.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The narrative below describes the various termination and change-of-control arrangements applicable to our NEOs that are not broadly available to our employees on a non-discriminatory basis. The narrative is followed by tables showing potential payments each NEO would have received in the event of their termination of employment (voluntary, involuntary or in connection with our change of control) occurring on December 31, 2016.

CHANGE-OF-CONTROL ARRANGEMENTS

All of our executive officers, including our NEOs, are eligible to participate in the LNC COC Plan. NEOs become eligible for benefits under the LNC COC Plan if (either in anticipation of or within two years after our change of control):

●	the NEO’s employment is terminated by the Company for any reason other than “cause” (defined as conviction of a felony, fraudulent or willful misconduct by the executive that is materially and demonstrably injurious to our business or reputation, or the willful and continued failure of the executive to perform his or her duties, despite warning notices) or the NEO’s death or disability; or

●	the NEO terminates his or her employment for “good reason” (defined as a “material and adverse” change in the NEO’s responsibilities, a reduction in salary or target annual incentive bonus opportunity, or our failure to provide compensation and benefits materially similar to those offered in the past – with the exception of broad-based changes to our benefit plans that affect a significant portion of our employees).

If the conditions for payment under the LNC COC Plan are met, the Company would make a cash payment to the NEO based on a multiple of “annual base salary” and “target bonus.” For purposes of the LNC COC Plan:

●	“annual base salary” means the highest annual rate of salary during the 12-month period immediately preceding the date of termination; and

●	“target bonus” means the target set for annual incentive bonus under the AIP for the calendar year in which the NEO’s employment was terminated or for the year in which the change of control occurred, whichever is higher.

The amounts payable under the LNC COC Plan would be determined as follows:

Chief Executive Officer	3 times annual base salary	+	3 times target bonus
All Other Participating Executives (including our other NEOs)	2 times annual base salary	+	2 times target bonus

Benefits offered under the LNC COC Plan do not include any tax “gross ups” to cover any excise tax amounts deemed to be

“excess parachute payments” under IRC Section 280G.

In addition to the cash payment, our NEOs would receive the following additional benefits and benefit enhancements under the LNC COC Plan:

●	Reimbursement, for a maximum of 18 months, of premiums the NEO paid for the continuation of coverage under our welfare benefit plans in accordance with the Consolidated Omnibus Budget Reconciliation Act;

●	For purposes of determining eligibility for retiree medical and dental coverage, additional credited service equal to the period that severance pay would be payable to the NEO under our broad-based employees’ severance plan;

●	Vesting of AIP and LTI awards for each completed performance period, with awards for open performance periods paid at target and pro-rated to reflect the date on which the termination occurred and paid out at the end of the performance period (although the Compensation Committee has discretion under the ICP to fully vest awards); and

●	Reimbursement of the cost of outplacement services, up to a maximum of 15% of the NEO’s highest rate of annual base salary during the 12-month period immediately preceding the date of employment termination.

NEOs in the LNC COC Plan may be eligible to receive payments under the LNC Severance Pay Plan or other severance arrangements (as described below). However, any payments they receive under those plans would reduce, on a dollar-for-dollar basis, the amount of any cash payment they receive under the LNC COC Plan.

As a condition to an NEO’s receiving payments or benefits, the LNC COC Plan imposes non-disparagement and confidentiality obligations, as well as a non-solicitation obligation for two years following termination of the executive’s employment.

CHANGE-OF-CONTROL FEATURES OF OTHER PLANS AND PROGRAMS

Options and RSUs

Unvested grants of Options and RSUs will vest and become either immediately exercisable or non-forfeitable only upon: (i) our change of control; and (ii) either: (a) termination of the executive’s employment for any reason other than “cause;” or (b) the executive’s termination of his or her employment for “good reason.” In addition, the Compensation Committee may determine whether outstanding PSAs will be paid in shares immediately upon our change of control, including the discretion as to whether to pay at target or maximum.

Severance Plans

We sponsor the Officers’ Severance Plan, which provides 78 weeks of severance benefits to our executive officers, including our NEOs, except our CEO, who is not eligible for the plan. Executive officers are paid in a lump sum no earlier than six months after the date the officer’s job was eliminated.

To qualify for benefits under the Officers’ Severance Plan, an officer must sign our standard form of agreement, waiver and release of claims, which includes forfeiture provisions for competition and solicitation, among other conditions.

All officers, including NEOs, also participate in the LNC Severance Pay Plan, a broad-based severance plan available to all employees on an equal basis, with benefits triggered by job elimination or job restructuring.

Deferred Compensation Plan

Upon our change of control, our NEOs will receive the following benefit enhancements under the DC SERP:

●	Any unvested special executive credits will vest immediately.

●	Executives eligible for benefits under the LNC COC Plan, as of the date of our change of control and who separate from service within two years after such change of control, will receive an additional two (or three, in the case of our CEO) years’ worth of core contributions, transition contributions, matching contributions, and special executive credits.

POTENTIAL PAYMENT TABLES

The tables below show potential payments to each NEO if the NEO’s employment were terminated as a result of:

●	early retirement or voluntary termination;

●	involuntary not-for-cause termination;

●	for-cause termination;

●	involuntary termination following our change of control; or

●	death or disability.

Please note the following regarding the amounts in the tables:

●	Under the DC SERP, except for Mr. Hicks, the amounts shown in the Nonqualified Deferred Compensation Table on page 68 under the Aggregate Balance at fiscal year-end were fully vested as of December 31, 2016, and therefore are fully payable and unaffected by the various termination scenarios. The DC SERP amounts are shown as lump sums, but are payable as either lump sums or as 5-, 10-, 15- or 20-year annual installments.

●	The amounts assume that termination was effective December 31, 2016, and are therefore estimates. The amounts actually paid at termination would differ from these estimates, which constitute forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. Additional assumptions are described in footnotes to the tables.

Long-term incentive compensation reflects equity-based awards that had not yet vested on the date of a termination event for which vesting continues post-termination or is accelerated as a result of the termination event. All awards held by each NEO at December 31, 2016, that would have become vested and/or exercisable upon a termination event are shown at a value using the closing price of our common stock on December 30, 2016, which was $66.27. In general, vesting occurs as follows:

●	Options – Unvested Options will vest and become exercisable upon the NEO’s death or disability. Unvested Options will also vest and become immediately exercisable following our change of control if: (a) the executive’s employment is terminated by the Company for any reason other than “cause;” or (b) the executive terminates his or her employment for “good reason.” If an NEO retires or is involuntarily terminated without cause, the Options will vest pro rata for the time the NEO was employed during the vesting period, unless the NEO has satisfied the retirement provisions set forth in the award agreement, in which case the Options vest in full upon retirement.

●	Unvested RSUs will vest upon the NEO’s death or disability. Unvested RSUs will also vest upon our change of control if: (a) the NEO’s employment is terminated for any reason other than “cause”; or (b) the executive terminates his or her employment for “good reason.” If an NEO, other than the CEO, retires or is involuntarily terminated without cause, the RSUs will vest pro rata for the time the executive was employed during the vesting period. If our CEO retires his RSUs vest in full.

●	PSAs — Upon the NEO’s death or disability, the PSAs will vest. Unvested PSAs will also vest upon our change of control if: (a) the NEO’s employment is terminated for any reason other than “cause”; or (b) the executive terminates his or her employment for “good reason.” If an NEO, other than the CEO, retires or is involuntarily terminated without cause, the PSAs will vest pro rata for the time the executive was employed during the performance period once the Compensation Committee certifies the performance results after the end of the relevant performance cycle. If our CEO retires his PSAs will be eligible to vest in full, again after the performance results have been certified by the Compensation Committee. Amounts in the table are calculated based on actual results for the 2014-2016 performance cycle and payouts at target for the 2015-2017 and 2016-2018 performance cycles. Under all termination events except our change of control, the PSAs are paid only at the end of the actual performance cycle once the results have been certified by the Compensation Committee. The effect of our change of control is discussed in detail beginning on page 69.

The tables exclude benefits — such as accrued vacation pay, distributions from the Employees’ 401(k) Plan, disability benefits, and life insurance benefits equal to one times salary — that all employees are eligible to receive on the same basis.

Amounts in the table are estimates based on a hypothetical termination on December 31, 2016.

		POTENTIAL PAYMENTS
	TRIGGER EVENTS
BENEFITS AND PAYMENTS	EARLY RETIREMENT[1] / VOLUNTARY TERMINATION ($)	INVOLUNTARY NOT-FOR-CAUSE TERMINATION[2] ($)	FOR-CAUSE TERMINATION ($)	INVOLUNTARY TERMINATION AFTER CHANGE- OF-CONTROL ($)	DISABILITY ($)	DEATH ($)
Dennis R. Glass
Compensation:
Annual Incentive Compensation	3,165,600	3,165,600	—	3,165,600	3,165,600	3,165,600
Options	5,616,665	5,616,665	—	5,616,665	5,616,665	5,616,665
RSUs	16,213,419	16,213,419	—	16,213,419	16,213,419	16,213,419
PSAs[3]	10,627,720	10,627,720	—	10,627,720	10,627,720	10,627,720
Benefits & Perquisites:
DC SERP[4]	—	—	—	1,684,800	—	—
Miscellaneous Payments[5]	—	—	—	216,865	—	—
Cash Severance	—	—	—	10,800,000	—	—
Total	35,623,404	35,623,404	0	48,325,069	35,623,404	35,623,404
Randal J. Freitag
Compensation:
Annual Incentive Compensation	—	1,082,416	—	1,082,416	1,082,416	1,082,416
Options	—	224,711	—	2,219,586	2,219,586	2,219,586
RSUs	—	907,652	—	2,239,462	2,239,462	2,239,462
PSAs	—	1,288,156	—	1,767,686	2,985,994	2,985,994
Benefits & Perquisites:
DC SERP[4]	—	31,775	—	483,828	—	31,775
Miscellaneous Payments[5]	—	18,281	—	125,337	—	—
Cash Severance	—	2,260,265	—	3,013,686	—	—
Total	0	5,813,256	0	10,932,001	8,527,458	8,559,233
Wilford H. Fuller
Compensation:
Annual Incentive Compensation	—	1,106,560	—	1,106,560	1,106,560	1,106,560
Options	489,551	679,744	—	2,063,589	2,063,589	2,063,589
RSUs	277,870	1,031,890	—	1,983,660	1,983,660	1,983,660
PSAs	452,359	1,542,876	—	1,542,876	2,659,746	2,659,746
Benefits & Perquisites:
DC SERP[4]	—	85,803	—	592,803	—	85,803
Miscellaneous Payments[5]	—	32,101	—	136,201	—	—
Cash Severance	—	2,535,000	—	3,380,000	—	—
Total	1,219,780	7,013,974	0	10,805,689	7,813,555	7,899,358

		POTENTIAL PAYMENTS
		TRIGGER EVENTS
BENEFITS AND PAYMENTS	EARLY RETIREMENT1 / VOLUNTARY TERMINATION	INVOLUNTARY NOT-FOR-CAUSE TERMINATION[2]	FOR-CAUSE TERMINATION	INVOLUNTARY TERMINATION AFTER CHANGE- OF-CONTROL	DISABILITY	DEATH
	($)	($)	($)	($)	($)	($)
Kirkland L. Hicks
Compensation:
Annual Incentive Compensation	—	752,100	—	752,100	752,100	752,100
Options	—	—	—	832,421	832,421	832,421
RSUs	—	—	—	2,268,157	2,268,157	2,268,157
PSAs	—	—	—	215,112	645,337	645,337
Benefits & Perquisites:
DC SERP[4]	—	—	—	346,501	1,501	30,251
Miscellaneous Payments[5]	—	32,368	—	125,218	—	—
Cash Severance	—	1,725,000	—	2,300,000	—	—
Total	0	2,509,468	0	6,839,509	4,499,516	4,528,266
Mark E. Konen
Compensation:
Annual Incentive Compensation	1,413,239	1,413,239	—	1,413,239	1,413,239	1,413,239
Options	718,956	718,956	—	2,086,067	2,086,067	2,086,067
RSUs	1,200,312	1,200,312	—	2,154,769	2,154,769	2,154,769
PSAs	1,793,664	1,793,664	—	1,793,664	2,934,966	2,934,966
Benefits & Perquisites:
DC SERP[4]	—	21,724	—	534,072	—	21,724
Miscellaneous Payments[5]	—	18,683	—	127,753	—	—
Cash Severance	—	2,561,736	—	3,415,648	—	—
Total	5,126,171	7,728,314	0	11,525,212	8,589,041	8,610,765

1.	Based on their age and years of service, for Messrs. Glass and Konen this column reflects benefits based on retirement under our plans. For Messrs. Freitag, Fuller, and Hicks, this column reflects benefits payable under a voluntary termination scenario.
2.	Because of Messrs. Glass and Konen’s years of service and age, if their employment were involuntarily terminated without cause, they would be entitled to the same benefits as if they had retired under our plans, except for amounts reflected for Mr. Konen under “Benefits & Perquisites.” As a result, this column shows benefits based on retirement under our plans. For Messrs. Freitag, and Hicks, the amounts shown in this column are payable only if the officer has been “job eliminated” (as defined in our plan document), and has signed and not revoked an agreement, waiver and release in a form acceptable to the Company. For Mr. Fuller, the equity awards would be prorated in accordance with the retirement provisions in the award agreements.
3.	Because of Mr. Glass’s years of service and age, and the retirement provisions applicable to his awards, for all trigger events except termination for cause, his PSAs would be payable.
4.	For Messrs. Glass, Freitag, Fuller and Konen, the values for the DC SERP do not reflect the year-end balance shown in the Nonqualified Deferred Compensation Table on page 65, as they are fully vested in this amount, which would be payable under each scenario. For Mr. Hicks, values for the DC SERP reflect only the unvested balances that would be payable only under certain termination scenarios. The Special Executive Credit credited in 2017 to Messrs. Freitag, Fuller, Hicks and Konen is payable only under certain termination scenarios. Upon Involuntary Termination after Change in Control, Mr. Glass receives an additional three years of employer contributions under the DC SERP provisions based on his rate of pay and target bonus percentage in effect at the date of termination. Upon Involuntary Termination after Change in Control, Messrs. Freitag, Fuller, Hicks and Konen receive an additional two years of employer contributions under the DC SERP provisions based on their rate of pay and target bonus percentage in effect at the date of termination.
.	Amounts shown under Involuntary Not-for-Cause Termination reflect a cash stipend provided over the severance period. Amounts shown under Involuntary Termination after Change in Control reflect amounts for outplacement, tax preparation and financial planning services, and fully subsidized health and dental benefits for 18 months.

ITEM 5 | APPROVAL OF AMENDMENTS TO OUR RESTATED ARTICLES OF INCORPORATION TO REMOVE SUPERMAJORITY VOTING STANDARDS APPLICABLE TO CERTAIN PROVISIONS

Our Board is committed to good corporate governance and has carefully considered the advantages and disadvantages of supermajority voting provisions. As described in more detail below, our Articles currently contain the following supermajority voting provisions:

●	The Voting Rights of Preferred Stock, Prohibitions regarding Shares of Stock in Our Subsidiary and Future Amendments to the Bylaws. Currently these provisions of the Articles require a supermajority vote to take certain actions specific in each of these sections. Item 5(a) proposes to amend these sections of the Articles to provide for simple majority voting standards.

●	Removal of Directors. Currently, the Articles provide that a director may be removed from office only by a supermajority vote of shareholders, and that a similar vote is required to make any changes to this Article. Item 5(b) proposes to amend these sections of the Articles to provide for simple majority voting standards.

●	Certain Business Combinations. Currently, the Articles provide that approval of certain business combinations requires a supermajority vote, and that a similar vote is required to make any changes to this Article. Item 5(c) proposes to amend these sections of the Articles to provide for simple majority voting standards.

Supermajority voting requirements are intended to facilitate corporate governance stability by requiring broad shareholder consensus to effect certain changes. However, evolving corporate governance practices have come to view supermajority voting provisions as conflicting with principles of good corporate governance and that the elimination of supermajority voting provisions in a company’s constituent documents increases a board’s accountability to shareholders and provides shareholders with greater ability to participate in the corporate governance of a company.

After careful deliberation, the Board has determined that the elimination of the supermajority voting provisions from our Articles and Bylaws is in the best interests of the Company and its shareholders. The Board has determined that, unless otherwise required by Indiana law, the appropriate voting standard to replace all supermajority voting provisions is a majority of the votes cast, which provides that any action is authorized by a majority of the votes cast by the shares of voting stock present at a meeting of shareholders, either in person or by proxy. Our Board believes that adopting this standard in place of the supermajority voting provisions balances the opportunity for shareholders to participate meaningfully in the corporate governance of the Company.

The Board has unanimously adopted and is submitting for stockholder approval three amendments to our Articles that would eliminate the supermajority voting provisions contained therein. Each of the proposed amendments will be voted on separately and the effectiveness of any proposed amendment is not conditioned on the approval of any other proposed amendment. Item 5(a) relates to an amendment to Articles Two and Four of our Articles, Item 5(b) relates to an amendment to Article Three of our Articles, and Item 5(c) relates to an amendment to Article Five of our Articles.

ITEM 5(A) – THE VOTING RIGHTS OF PREFERRED STOCK, PROHIBITIONS REGARDING SHARES OF STOCK IN OUR SUBSIDIARY AND FUTURE AMENDMENTS TO THE BYLAWS

If Item 5(a) is approved, the following sections of our Articles would be amended to remove the supermajority vote requirements and replace them with a simple majority standard:

●	Article II, Section 5 of the Articles, which provides for the voting rights of preferred stock;

●	Article IV, Section 1, which provides for restrictions on the sale of common stock in The Lincoln National Life Insurance Company, one of our insurance subsidiaries; and

●	Article IV, Section 2, which provides for amendments to our Bylaws.

A copy of the proposed Articles marked to show the changes proposed under this Item 5(a) against the current Articles is attached as Exhibit 3 to this Proxy Statement, with deletions indicated by strikeout and additions indicated by underline. The current provisions of the Articles described above and the proposed amendment to the Articles described above are qualified in their entirety by reference to the actual text as set forth in Exhibit 3.

Assuming a quorum is present, a majority of the votes cast by holders of shares entitled to vote at the annual meeting is required to approve Item 5(a). If approved, the proposed changes to the Articles will be effective upon filing with the State of Indiana, which the Company intends to do promptly if shareholder approval is obtained. In addition, a corresponding amendment to Article IX of our Bylaws would become effective at the same time.

If this proposal is not approved, the proposed amendments to Articles II and IV of our Articles, as well as the amendments to our Bylaws, would not be made and the existing provisions of these Articles will remain in effect.

The Board of Directors recommends a vote FOR Item 5(a), the amendment of the Restated Articles of Incorporation to remove the supermajority vote requirements and replace them with a simple majority.

ITEM 5(B) – REMOVAL OF DIRECTORS

If Item 5(b) is approved, the following sections of our Articles would be amended to remove the supermajority vote requirements and replace them with a simple majority standard:

●	Article III, Section 4, which provides for the removal of directors by shareholders; and

●	Article III, Section 5, which requires the affirmative vote of the holders of at least 75% of the shares outstanding to adopt, amend, alter, change or repeal provisions inconsistent with Article III.

Currently, the Articles provide that a director can be removed from the Board only by the affirmative vote of the holders of three-fourths of the shares outstanding. A related provision in the Articles currently states that the supermajority votes is necessary to adopt, amend, alter, change or repeal provisions inconsistent with Article III.

Item 5(b) requests that shareholders approve an amendment to Article III, Section 4 to replace the supermajority voting requirement with a simple majority and an amendment to eliminate Section 5 of Article III. If approved, shareholders would be able to remove any director from office by the affirmative vote a majority of votes cast by shareholders.

A copy of the Articles marked to show all of the changes proposed under this Item 5(b) against the current Articles is attached as Exhibit 3 to this Proxy Statement, with deletions indicated by strikeout and additions indicated by underline. The current provisions of the Articles described above and the proposed amendment to the Articles described above are qualified in their entirety by reference to the actual text as set forth in Exhibit 3.

The affirmative vote of at least three-fourths of the outstanding shares of stock entitled to vote in the election of directors is required to approve this Item 5(b). This means that if you abstain from voting on this proposal, your vote will count against this proposal. If approved by the requisite shareholder vote, the proposed changes to the Articles will be effective upon filing with the State of Indiana.

If this proposal is not approved, the proposed amendments to our Articles would not be made and the existing provisions of Article III will remain in effect.

The Board of Directors recommends a vote FOR Item 5(b), the amendment of the Restated Articles of Incorporation to remove the supermajority vote requirements and replace them with a simple majority.

ITEM 5(C) – CERTAIN BUSINESS COMBINATIONS

If Item 5(c) is approved, the following sections of our Articles would be amended to remove the supermajority vote requirements and replace them with a simple majority standard:

●	Article V, Section 1 which provides for supermajority voting standards related to certain business combinations; and

●	Article V, Section 6 which requires the affirmative vote of the holders of least 75% of the shares outstanding to adopt, amend, alter, change or repeal provisions inconsistent with Article V.

Currently, the Articles provide that a supermajority vote standard must be satisfied to approve certain business combinations involving the Company and any Interested Shareholder or any Affiliate of any Interested Shareholder (both as defined in the Articles). Specifically, such transactions must be approved by the affirmative vote of the holders of at least three-fourths of the shares outstanding. A related provision in the Articles currently states that the same supermajority vote is necessary to adopt, amend, alter, change or repeal provisions inconsistent with Article V.

Item 5(c) proposes to amend the Articles so that such transactions or amendment can be approved by a simple majority of the votes cast. Specifically, Item 5(c) proposes to amend:

●	the supermajority voting requirements for approval of certain business combinations currently in Article V, Section 1 to provide for approval by a simple majority of votes cast; and

●	the supermajority voting requirements to adopt, amend, alter, change or repeal provisions inconsistent with Article V.

A copy of the Articles marked to show all of the changes proposed under this Item 5(c) against the current Articles is attached as Exhibit 3 to this Proxy Statement, with deletions indicated by strikeout and additions indicated by underline. The current provisions of the Articles described above and the proposed amendment to the Articles described above are qualified in their entirety by reference to the actual text as set forth in Exhibit 3.

The affirmative vote of at least three-fourths of the outstanding shares of stock entitled to vote in the election of directors is required to approve this Item 5(c). This means that if you abstain from voting on this proposal, your vote will count against this proposal. If approved by the requisite shareholder vote, the proposed changes to the Articles will be effective upon filing with the State of Indiana.

If this proposal is not approved, the proposed amendments to our Articles would not be made and the existing provisions of Article V will remain in effect.

The Board of Directors recommends a vote FOR Item 5(c), the amendment of the Restated Articles of Incorporation to remove the supermajority vote requirements and replace them with a simple majority.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

William H. Cunningham, Eric G. Johnson, Michael F. Mee and Patrick S. Pittard served on the Compensation Committee during 2016. No member of the Compensation Committee had any relationship requiring disclosure under the “Related-Party Transactions,” as discussed below, and no member was an employee, officer, or former officer of us or our subsidiaries. In addition, no member of the Board of Directors is an executive officer of another entity at which one of our executive officers serves on the Board of Directors.

RELATED-PARTY TRANSACTIONS

Our Board’s Corporate Governance Committee has a written policy for reviewing, approving and ratifying transactions with related parties. This policy applies to any transaction or proposed transaction that we must disclose publicly to comply with SEC rules, and it requires that the Corporate Governance Committee (or the full Board) pre-approve or ratify such transactions. In approving or ratifying any transaction or proposed transaction, the Committee must determine that the transaction is fair and reasonable to Lincoln and otherwise complies with our policy on conflicts of interest. This policy does not require the Committee to obtain a fairness opinion or other third-party support for its actions, although it has discretion to do so. If the Committee does not ratify a transaction with a related party, Lincoln and/or the related party must make all reasonable efforts to terminate or unwind the transaction.

The policy does not apply to transactions in which we, our subsidiaries or affiliated planners provide insurance, annuities, mutual funds or similar products, or financial services on terms and conditions substantially similar to those available to similarly situated third parties in arm’s-length transactions. This exception also applies to products and services provided to or by an entity of which a related person is an executive officer or employee, provided that the related person receives the same benefits generally available to employees having an equivalent title at the other entity.

BlackRock, Inc. (“BlackRock”), acting in various fiduciary capacities, filed a Schedule 13G with the SEC, reporting that as of December 31, 2016, BlackRock beneficially owned approximately 8.5% of our outstanding common stock. In the ordinary course of business, our subsidiaries have agreements with subsidiaries of BlackRock to include BlackRock funds in certain of our products. In 2016, our subsidiaries recorded revenues of approximately $11.3 million from BlackRock subsidiaries. In addition, BlackRock provides sub-advisory services to our subsidiaries. For 2016, our subsidiaries paid BlackRock approximately $5.2 million for these services.

SECURITY OWNERSHIP

SECURITY OWNERSHIP OF MORE THAN 5% BENEFICIAL OWNERS

Our common stock trades on the NYSE under the symbol “LNC.” We have no other types of stock outstanding. The following table lists persons or entities that, to the best of our knowledge, were beneficial owners of more than 5% of our common stock as of December 31, 2016. The information shown is based solely on our review of Schedules 13G filed with the SEC.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AS OF DECEMBER 31, 2016
TITLE OF CLASS	NAME AND ADDRESS OF BENEFICIAL OWNER	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Common Stock	BlackRock, Inc. 55 East 52nd Street New York, NY 10022	19,319,882	8.5%

Common Stock	The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	21,268,578	9.48%

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

The following table shows the number of shares of common stock and stock units beneficially owned on March 15, 2017, by each director, director nominee and NEO, individually, and by all directors and executive officers as a group. LNC Stock Units are non-voting, non-transferable “phantom” stock units that track the economic performance of our common stock; a unit has the same value as a share of our common stock.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS AS OF MARCH 15, 2017
NAME	AMOUNT OF LNC COMMON STOCK AND NATURE OF BENEFICIAL OWNERSHIP	[1]	PERCENTAGE OF CLASS	LNC STOCK UNITS	[2]	TOTAL OF LNC COMMON STOCK AND STOCK UNITS	TOTAL PERCENTAGE OF CLASS
Deirdre P. Connelly	0		*	1,892		1,892	*
William H. Cunningham	11,745		*	93,870		105,615	*
Randal J. Freitag	318,691		*	226		318,917	*
Wilford H. Fuller	300,460		*	38,884		339,344	*
Dennis R. Glass	718,008		*	72,846		790,854	*
George W. Henderson III	3,613		*	58,972		62,585	*
Kirkland L. Hicks	9,018		*	0		9,018	*
Eric G. Johnson	9,608		*	51,518		61,126	*
Gary C. Kelly	20,040		*	21,761		41,801	*
Mark E. Konen	212,995		*	0		212,995	*
M. Leanne Lachman	3,007		*	62,006		65,013	*
Michael M. Mee	34,017		*	65,338		99,355	*
William P. Payne	26,069		*	39,231		65,300	*
Patrick S. Pittard	3,007		*	18,561		21,568	*
Isaiah Tidwell	17,532		*	29,579		47,111	*
All Directors and Executive Officers as a group –18 persons	1,992,032		*	554,683		2,546,715	1.12%

*Each of these amounts represents less than 1% of the outstanding shares of our common stock as of March 15, 2017.

1.	The number of shares that each person named in this table has a right to acquire within 60 days of March 15, 2017 is as follows: Mr. Cunningham, 3,007 shares; Mr. Freitag, 222,275 shares; Mr. Fuller, 121,569 shares; Mr. Glass, 219,243 shares; Mr. Henderson, 3,007 shares; Mr. Johnson, 3,007 shares; Mr. Kelly, 17,040 shares; Mr. Konen, 107,754 shares; Ms. Lachman, 3,007 shares; Mr. Mee, 33,180 shares; Mr. Payne, 14,119 shares; Mr. Pittard, 3,007 shares; Mr. Tidwell, 16,953 shares; and all directors and officers as a group, 986,323 shares. Mr. Kelly’s shares include 3,000 shares held in a family trust. Mr. Konen’s shares include 5,457 shares held in a family trust. Mr. Konen retired as an executive of the company on February 28, 2017. Mr. Payne has notified the Board that he will step down as a director at the Annual Meeting.

2.	LNC Stock Units are non-voting, non-transferable phantom stock units that track the economic performance of our common stock.

ANNUAL MEETING INFORMATION

Q: Why did I receive this proxy statement or notice of internet availability of proxy materials?

You received a copy of this proxy statement (or a notice of internet availability of proxy materials) because you owned shares of our stock on March 20, 2017, the record date, and that entitles you to vote at the Annual Meeting. This proxy statement describes the matters to be voted on at the meeting and provides information on those matters. It also provides certain information about the Company that we must disclose to you when the Board solicits your proxy.

Q: Why did some shareholders receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of the printed proxy materials?

The Securities and Exchange Commission allows us to provide access to proxy materials via the internet rather than mailing a printed copy to each shareholder. Most shareholders received a notice of internet availability, which explains how to access the proxy materials on the internet and how to vote using the internet.

Q: How can I get a paper copy of the proxy materials?

The notice of internet availability (the “Notice”) contains instructions on how to obtain a paper copy of all proxy materials — including our proxy statement, our 2016 annual report and a proxy card form. If you would like to receive paper copies of our proxy materials, please follow the instructions in the Notice and submit your request by May 14 to ensure that you receive the materials before the Annual Meeting.

Q: How can I sign up for internet access to the proxy materials?

If you hold shares registered in your name, you may sign up at www.proxypush.com/lnc to receive access to the proxy material over the internet for future meetings, rather than receiving mailed copies. If you chose internet access, you will receive an email notifying you when the Annual Report and Proxy Statement are available, with links to access the documents on a website with instructions on how to vote via the internet. Your enrollment for internet access will remain in effect for subsequent years, although you can cancel it up to two weeks prior to the record date for any annual meeting.

If you hold your shares in “street name,” you may be able to obtain internet access to proxy materials by contacting your broker, bank or other intermediary.

Q: What will I be voting on at the Annual Meeting?

You are being asked to:

1. elect ten directors for a one-year term expiring at the 2018 Annual Meeting of Shareholders;

2. ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2017;

3. approve an advisory (non-binding) resolution on the compensation of our named executive officers;

4. respond to an advisory (non-binding) proposal regarding the frequency (every one, two or three years) of future advisory resolution on the compensation of our named executive officers; and

5. approve amendments to our Restated Articles of Incorporation to remove supermajority voting standards applicable to certain provisions.

The Board recommends that you vote FOR agenda items 1, 2 and 3, for a ONE-YEAR frequency for agenda item 4, and FOR agenda items 5(a), 5(b) and 5(c).

While it is possible that other matters could come up for voting at the meeting, the Board is not aware of any other matters at present.

Q: How do I attend the Annual Meeting?

If you attend the Annual Meeting, you will be asked to present valid, government-issued photo identification, such as a driver’s license. If you are a holder of record, the top half of your proxy card or your Notice is your admission ticket. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from your bank or broker are examples of proof of ownership. If you want to vote your shares held in street name in person, you must get a legal proxy in your name from the broker, bank or other nominee that holds your shares, and submit it with your vote.

Attendance at the Annual Meeting is limited to shareholders of the Company as of the record date (March 20, 2017). Each shareholder may appoint only one proxy holder or representative to attend the Annual Meeting on his or her behalf.

Q: Who is entitled to vote?

Only shareholders of record at the close of business on March 20, 2017, the record date for the meeting, are entitled to vote at the Annual Meeting.

Q: What constitutes a quorum at the Annual Meeting?

A majority of all outstanding shares entitled to vote at the Annual Meeting constitutes a quorum, which is the minimum number of shares that must be present or represented by proxy at the Annual Meeting in order to transact business. As of the record date, we had 225,520,204 shares of common stock, issued, outstanding and entitled to vote at the Annual Meeting. Once a share is counted as present at the Annual Meeting, it will be deemed present for quorum purposes for the entire meeting (and for any meeting resulting from a postponement of the Annual Meeting, unless a new record date is set).

Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present. Generally, “broker non-votes” occur when brokerage firms return proxies for which no voting instructions have been received and the broker does not have discretionary authority to vote on the proposal.

Q: How do I vote?

You are entitled to one vote for each share of common stock you own. You will find the number of shares you own (and may vote) on the proxy card or the Notice that you received.

You may vote:

IN PERSON. If you are a shareholder of record (i.e., you own your shares directly and not through a broker-dealer or other financial institution), you may vote your shares at the meeting or send a personal representative, with an appropriate proxy, to vote on your behalf.

If you own your shares in “street name” (i.e., through a broker-dealer or other financial institution), you will need to present a proxy card from the institution that holds your shares to vote at the meeting.

Note: You cannot vote in person at the Annual Meeting if you only own share equivalents through the LNC Stock Fund of the LNC Employees’ 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan, or the LNL ABGA Money Purchase Plan, or through our dividend reinvestment plan. For instructions on voting these share equivalents, see below under “How do I vote my 401(k), Money Purchase Plan, and/or dividend reinvestment plan shares?” For more information on voting in person, including appropriate forms of proof of ownership and directions to the meeting, contact Shareholder Services at 1-800-237-2920 or shareholderservices@lfg.com.

BY MAIL. If you received a paper copy of the proxy materials, please mark, date, sign and mail the proxy card in the prepaid envelope the Company provided. For any other matter properly brought forth at the Annual Meeting, the individuals named as proxies will, to the extent permissible, vote all proxies in the manner they believe to be in our best interests.

BY TELEPHONE OR INTERNET. Whether you received a paper copy of the proxy materials or viewed them online, you may vote either by telephone (within the United States, Canada or Puerto Rico only) or through the internet, as follows:

CALL: 866-883-3382

VISIT: WWW.PROXYPUSH.COM/LNC

To use telephone or internet voting, you must provide your assigned control number noted on the proxy card or Notice. In addition to the instructions that appear on the proxy card or Notice, step-by-step instructions will be provided by a prerecorded telephone message or at the designated website.

If you hold your shares in “street name,” please check your proxy card or Notice, or contact your broker, nominee, fiduciary or other custodian, to determine if you will be able to vote by telephone or Internet.

Q: How many votes are needed to approve each proposal?

Assuming a quorum is present, a majority of the votes cast by the holders of shares entitled to vote at the annual meeting is required to elect each director, to ratify the appointment of Ernst & Young as our accounting firm, to approve the advisory resolution on the compensation of our NEOs, and approve the frequency for future advisory resolutions on the compensation of our NEOs.

For Item 5(a), the amendments to remove supermajority vote requirements from provisions: (i) related to the voting rights of any preferred stock that may be issued, (ii) establishing prohibitions regarding shares of stock in our subsidiary, and (iii) future bylaw amendments will each be approved by a majority of the votes cast by the holders of shares entitled to vote at the annual meeting.

For Items 5(b) and 5(c), the amendments to remove supermajority vote requirements from provisions: (i) related to the removal of directors and (iii) the approval of certain business combinations will each be approved if at least 75% of the shares outstanding vote in favor of the proposal. Approval of any one of the three parts of Item 5 is not conditioned upon approval of the other parts.

The proposals regarding the approval of our NEOs’ compensation and the frequency of future advisory votes on NEO compensation are advisory only and not binding on the Board. Any other proposal that is properly presented at the Annual Meeting will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

Q: How do abstentions, unmarked proxy cards and broker non-votes affect the voting results?

Abstentions: Abstentions will not count as votes cast either for or against a nominee or the proposals set forth in Items 2, 3, 4 and 5(a). With respect to Items 5(b) and 5(c), abstentions will have the same effect as a vote against the proposal.

Unmarked Proxy Cards: If you sign and return a proxy or voting instruction card but do not mark how your shares are to be voted, the individuals named as proxies will vote your shares, if permitted, as the Board recommends.

Broker Non-Votes: If you hold your shares in “street name,” you may instruct your broker how to vote your shares. If you do not provide voting instructions, your shares are referred to as “broker non-votes” and the bank, broker or other custodian may vote your shares, at its discretion, only on the ratification of the appointment of our accounting firm. These broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining a quorum, but will not be considered in determining the number of votes necessary for approval. Broker non-votes will not count as votes cast either for or against a nominee or the proposals set forth in Items 2, 3, 4 and 5(a). With respect to Items 5(b) and 5(c), broker non-votes will have the same effect as a vote against the proposal.

Q: Can I revoke my proxy or change my vote after I vote my proxy?

Yes, you may revoke your proxy or change your vote at any time prior to the Annual Meeting. To do so either:

1. notify our Corporate Secretary in writing that you are revoking your vote;

2. submit a new proxy by mail, telephone or internet; or

3. attend the meeting and vote your shares in person.

Q: How do I vote my 401(k), Money Purchase Plan, and/or dividend reinvestment plan shares?

If you have invested in the LNC Stock Fund of the LNC Employees’ 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan, or the LNL ABGA Money Purchase Plan, your voting instructions, whether submitted via telephone or through the internet (as described above), tell the trustee of your plan how to vote the shares of common stock allocated to the plans. If our stock books contain identical account information regarding common stock that you own directly and common stock that you have an interest in through these plans, you will receive a single proxy/voting instruction card representing all shares you own. If you participate in one of these plans and do not provide the trustee with your voting instructions by 11:59 p.m. Eastern Time on May 23, the trustee of the plans will vote the shares allocated to your account in proportion to the shares held by each plan for which voting instructions have been received.

If you participate in our dividend reinvestment plan, your proxy/voting instruction card(s) will also include the number of shares of common stock allocated to your accounts in that plan. To vote your shares in that plan, you must return your proxy/voting instruction card(s) or submit your voting instructions by telephone or over the internet as instructed on your proxy/voting instruction card(s).

Q: Who may solicit proxies?

Our directors, officers and employees, as well as Innisfree M&A Incorporated (“Innisfree”), our proxy solicitation firm, may solicit proxies on behalf of the Board in person, by mail, telephone, fax and other electronic means.

Q: Who pays the costs of soliciting proxies?

We pay the cost of soliciting proxies. Our fee to Innisfree to solicit proxies this year is $15,000, plus reasonable expenses. Our directors, officers and employees receive no additional compensation for soliciting proxies. We will reimburse certain brokerage firms, banks, custodians and other fiduciaries for the reasonable mailing and other expenses they incur in forwarding proxy materials to the beneficial owners of stock that those organizations hold of record.

GENERAL INFORMATION

SHAREHOLDER PROPOSALS FOR THE 2018 ANNUAL MEETING

TO BE INCLUDED IN OUR PROXY MATERIALS

If you wish to include a shareholder proposal in the proxy materials for our 2018 Annual Meeting of Shareholders, you must submit the proposal, in accordance with SEC Rule 14a-8, to our Corporate Secretary, who must receive the proposal by December 15, 2017.

In addition, if you wish to include a director nomination in the proxy materials for our 2018 Annual Meeting of Shareholders pursuant to our “proxy access” bylaws, you must meet the requirements set forth in our Bylaws and you must submit the materials required by our Bylaws within the same time outlined below for director nominations submitted by a shareholder for presentation directly at an annual meeting. All such proxy access director nominations must satisfy the requirements set forth in our Bylaws, a copy of which is available on our website (www.lfg.com) in the “About Us” Section under the “Corporate Governance” header. You may also obtain a hard copy of our Bylaws at no cost by contacting our Corporate Secretary.

TO BE PRESENTED IN PERSON AT SHAREHOLDER MEETINGS

Our Bylaws set forth advance-notice procedures with respect to proposals and director nominations submitted by a shareholder for presentation directly at an annual meeting, rather than for inclusion in our proxy statement. If you wish to propose a director nominee—or any other matter of business—at an annual shareholder meeting, you must follow the procedures contained in our Bylaws, which include notifying the Corporate Secretary at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting. Based on this year’s annual meeting date of May 26, 2017, a notice will be considered timely received for the 2018 Annual Meeting of Shareholders if our Corporate Secretary receives it no earlier than January 26, 2018, and no later than February 25, 2018.

If our annual meeting is scheduled to be held more than thirty (30) days before or more than thirty (30) days after the first anniversary of the prior year’s annual meeting, you must give your notice by the close of business on the later of (i) the date 90 days prior to the scheduled annual meeting or (ii) the tenth day following the date that the scheduled annual meeting is first publicly announced or disclosed. All such proposals and director nominations must satisfy the requirements set forth in our Bylaws, a copy of which is available on our website (www.lfg.com) in the “About Us” section under the “Corporate Governance” header. You many also obtain a hard copy of our Bylaws at no cost by contacting our Corporate Secretary.

If any such matter is brought before the meeting in accordance with our Bylaws, the individuals identified on the proxy card may, if the matter will be voted on, vote the shares represented by proxies at their discretion in the manner they believe to be in our best interests. However, the person presiding at a meeting of shareholders (the chairman) is authorized by the Bylaws to determine whether the proposed business was properly brought before the meeting or was lawful or appropriate for consideration at the meeting or whether a nomination for director was properly made. If the chairman determines that any of these requirements was not met, then the proposed business shall not be transacted or the defective nomination shall be disregarded.

INCORPORATION BY REFERENCE

To the extent that this proxy statement has been or will be specifically incorporated by reference into any of our other filings under the Securities Act of 1933 or the Exchange Act, the sections of this proxy statement entitled “Audit Committee Report” and “Compensation Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING

Section 16(a) of the Exchange Act requires that our directors, certain officers, and those who are beneficial owners of more than 10% of our stock file reports of their holdings and transactions with the SEC and the NYSE. Based on statements from our directors and our officers subject to Section 16, as well as a review of the reports filed for transactions during 2016, we believe that each of our directors and officers subject to Section 16 met all applicable filing requirements.

ANNUAL REPORT

You may request a printed copy of our Annual Report on Form 10-K, at no charge, by writing to: Corporate Secretary, Lincoln National Corporation, 150 N. Radnor Chester Road, Radnor, PA 19087. In addition, you can access our Form 10-K and other reports on the SEC’s website at www.sec.gov and on our website at www.lfg.com.

HOUSEHOLDING

SEC rules allow a single copy of the proxy materials or the notice of internet availability of proxy materials to be delivered to multiple shareholders sharing the same address and last name, or who we reasonably believe are members of the same family and who consent to receive a single copy of these materials in a manner provided by these rules. This practice is referred to as “householding” and can result in significant savings of paper and mailing costs.

Because we are using the SEC’s notice and access rule, we will not household our proxy materials or notices to shareholders of record sharing an address. This means that shareholders of record who share an address will each be mailed a separate notice or paper copy of the proxy materials. However, we understand that certain brokerage firms, banks, or other similar entities holding our common stock for their customers may household proxy materials or notices. Shareholders sharing an address whose shares of our common stock are held by such an entity should contact such entity if they now receive (1) multiple copies of our proxy materials or notices and wish to receive only one copy of these materials per household in the future, or (2) a single copy of our proxy materials or notice and wish to receive separate copies of these materials in the future. Additional copies of our proxy materials are available upon request by writing to: Corporate Secretary, Lincoln National Corporation, 150 N. Radnor Chester Road, Radnor, PA 19087.

ADDITIONAL VOTING MATTERS

The Board of Directors is not aware of any matters that will be presented for action at the Annual Meeting other than those mentioned in this proxy statement. However, if any other matter should properly come before the meeting, the persons authorized by the accompanying proxy will vote and act with respect to such matter(s) in what they believe to be in the best interests of the Company and its shareholders.

A list of shareholders entitled to vote at the Annual Meeting will be available for examination at the Annual Meeting.

For the Board of Directors,

Andrea D. Goodrich

Senior Vice President & Secretary

April 14, 2017

EXHIBIT 1

RECONCILIATION OF NON-GAAP MEASURES

DEFINITION OF INCOME (LOSS) FROM OPERATIONS, OPERATING REVENUES AND OPERATING RETURN ON EQUITY

Income (loss) from operations, operating revenues and return on equity (including and excluding average goodwill within average equity), excluding AOCI, using annualized income (loss) from operations are financial measures we use to evaluate and assess our results. Income (loss) from operations, operating revenues and return on equity (“ROE”), as used in the Proxy Statement, are non-GAAP financial measures and do not replace GAAP revenues, net income (loss) and ROE, the most directly comparable GAAP measures.

Income (Loss) from Operations

We exclude the after-tax effects of the following items from GAAP net income (loss) to arrive at income (loss) from operations:

●	Realized gains and losses associated with the following (“excluded realized gain (loss)”):

–	Sale or disposal of securities;

–	Impairments of securities;

–	Change in the fair value of derivative investments, embedded derivatives within certain reinsurance arrangements and our trading securities (gains(losses) on the mark-to-market on certain instruments);

–	Change in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

–	Change in the fair value of the embedded derivatives of our guaranteed living benefit (“GLB”) riders within our variable annuities accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”);

–	Change in the fair value of the derivatives we own to hedge our GLB riders reflected within variable annuity net derivative results;

–	Change in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for under the Derivatives and Hedging and the Fair Value Measurements and Disclosures Topics of the FASB ASC;

●	Change in reserves accounted for under the Financial Services - Insurance - Claim Costs and Liabilities for Future Policy Benefits Subtopic of the FASB ASC resulting from benefit ratio unlocking on our GDB and GLB riders (“benefit ratio unlocking”);

●	Income (loss) from the initial adoption of new accounting standards;

●	Income (loss) from reserve changes (net of related amortization) on business sold through reinsurance;

●	Gain (loss) on early extinguishment of debt;

●	Losses from the impairment of intangible assets;

●	Income (loss) from discontinued operations.

Operating Revenues

Operating revenues represent GAAP revenues excluding the pre-tax effects of the following items, as applicable:

●	Excluded realized gain (loss);

●	Amortization of deferred front-end loads (“DFEL”) arising from changes in GDB and GLB benefit ratio unlocking;

●	Amortization of deferred gains arising from the reserve charges on business sold through reinsurance;

●	Revenue adjustments from the initial adoption of new accounting standards.

Operating Return on Equity

Operating return on equity measures how efficiently we generate profits from the resources provided by our net assets.

●	It is calculated by dividing annualized income (loss) from operations by average equity, excluding accumulated other comprehensive income (loss) (“AOCI”).

●	Management evaluates return on equity by both including and excluding average goodwill within average equity.

	FOR THE YEAR ENDED DECEMBER 31,
(millions of dollars, except per share data)	2016	2015	2014
Total Revenues	$13,330	$13,572	$13,554
Less:
Excluded realized gain (loss)	(518)	(329)	(165)
Amortization of DFEL on benefit ratio unlocking	1	(2)	–
Amortization of deferred gains arising from reserve changes on business sold through reinsurance	3	3	3
Total Operating Revenues	$13,844	$13,900	$13,716

Net Income (Loss) Available to Common Stockholders – Diluted	$1,192	$1,150	$1,519
Less:
Adjusted for deferred units of LNC stock in our Deferred compensation plans(1)	–	(4)	4
Net Income (Loss)	$1,192	$1,154	$1,515
Less(2):
Excluded realized gain (loss)	(337)	(214)	(106)
Benefit ratio unlocking	28	(29)	7
Income (loss) from reserve changes (net of related amortization) on business sold through reinsurance	2	2	2
Income (loss) from discounted operations	(41)	–	1
Income (Loss) from Operations	$1,540	$1,395	$1,611

Earnings (Loss) Per Common Share (Diluted)
Net income (loss)	$5.03	$4.51	$5.67
Income (loss) from operations	6.50	5.46	6.03
Average Stockholders’ Equity
Average equity, including average AOCI	$15,237	$15,001	$14,996
Average AOCI	2,427	2,308	2,726
Average equity, excluding AOCI	12,810	12,693	12,270
Average goodwill	2,273	2,273	2,273
Average equity, excluding AOCI and goodwill	$10,537	$10,420	$9,997

Return on Equity, Including AOCI
Net income (loss) with average equity including goodwill	7.8%	7.7%	10.1%

Return on Equity, Excluding AOCI
Income (loss) from operations with average equity including goodwill	12.0%	11.0%	13.1%
Income (loss) from operations with average equity excluding goodwill	14.6%	13.4%	16.1%

1.	The numerator used in the calculation of our diluted EPS is adjusted to remove the mark-to-market adjustment for deferred units of LNC stock in our deferred compensation plans if the effect of equity classification would result in a more dilutive EPS.
2.	We use our prevailing federal income tax rate of 35% while taking into account any permanent difference for events recognized differently in our financial statements and federal income tax returns when reconciling our non-GAAP measures to the most comparable GAAP measure.

EXHIBIT 1

DEFINITION OF BOOK VALUE PER SHARE EXCLUDING AOCI

Book value per share excluding AOCI is calculated based upon a non-GAAP financial measure.

●	It is calculated by dividing (a) stockholders’ equity excluding AOCI by (b) common shares outstanding.

●	We provide book value per share excluding AOCI to enable investors to analyze the amount of our net worth that is primarily attributable to our business operations.

●	Management believes book value per share excluding AOCI is useful to investors because it eliminates the effect of items that can fluctuate significantly from period to period, primarily based on changes in interest rates.

●	Book value per share is the most directly comparable GAAP measure.

A reconciliation of book value per share to book value per share excluding AOCI as of December 31, 2016, 2015 and 2014, is presented below.

	AS OF DECEMBER 31,
	2016	2015	2014
Book value per share, including AOCI	$63.97	$55.85	$61.35
Per share impact of AOCI	6.92	3.47	12.06
Book value per share, excluding AOCI	57.05	52.38	49.29

DEFINITION OF SALES

Sales as reported consist of the following:

●	MoneyGuard® – 15% of total expected premium deposits;

●	Universal life (UL), indexed universal life (IUL), variable universal life (VUL) – first year commissionable premiums plus 5% of excess premiums received, including an adjustment for internal replacements of approximately 50% of commissionable premiums;

●	Executive Benefits – single premium bank-owned UL and VUL, 15% of single premium deposits, and corporate owned UL and VUL, first year commissionable premiums plus 5% of excess premium received, including an adjustment for internal replacements of approximately 50% of commissionable premiums;

●	Term– 100% of annualized first year premiums;

●	Annuities– deposits from new and existing customers; and

●	Group Protection– annualized first year premiums from new policies.

EXHIBIT 2

DEFINITIONS FOR INCENTIVE COMPENSATION PROGRAMS

2016 AIP

For the 2016 AIP, “Income from Operations” is defined as set forth in our Annual Report on Form 10-K for the year ended December 31, 2015, which is set forth in Exhibit 1. In addition, for calculating Income from Operations for the 2016 AIP the following items may be excluded from Income from Operations, all net of tax if any occur in the relevant period:

A	Expenses related to acquisitions, mergers, divestitures, integration and restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;
B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;
C.	Losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal and regulatory proceedings in excess of $10 million;
D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;
E.	Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;
F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company;
G.	Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems; and
H.	Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, act of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

For the 2016 AIP, “Income from Operations per Diluted Share” is defined as the sum of Income from Operations as defined in Exhibit 1 divided by the average diluted shares. The calculation of Income from Operations per Diluted Share will exclude the dilutive effect resulting from the accounting for the LNC stock component of the Company’s Deferred Compensation plan.

2014 LTI

For the 2014 LTI Program, Return on Equity (“ROE”) was defined as follows:

Income from Operations, as defined below, divided by average Shareholders’ Equity for the relevant period. Shareholders’ Equity excludes Accumulated Other Comprehensive Income or other similar items and excludes the increase in equity due to goodwill associated with an acquisition during the performance period. ROE was calculated as of December 31, 2016, using the average of the beginning and ending common shares outstanding for 2016.

Income from Operations is defined as net income for the relevant performance period in accordance with generally accepted accounting principles, but excluding the after-tax effects of the following items:

Realized gains and losses – defined as the following:

●	Sales or disposals of securities;
–	Impairments of securities;
–	Change in the fair value of derivatives, embedded derivatives within certain reinsurance arrangements and the change in the fair value of our trading securities;
–	Change in the fair value of the derivatives we own to hedge our guaranteed death benefit (“GDB”) riders within our variable annuities;

EXHIBIT 2

–	Change in the guaranteed living benefit (“GLB”) embedded derivative reserves accounted for at fair value, net of the change in the fair value of the derivatives we own to hedge them; and
–	Changes in the fair value of the embedded derivative liabilities related to index call options we may purchase in the future to hedge contract holder index allocations applicable to future reset periods for our indexed annuity products accounted for at fair value;

●	Change in reserves accounted for under the Financial Services - Insurance - Claim Costs and Liabilities for Future Policy Benefits Subtopic of the FASB ASC resulting from benefit ratio unlocking on our GDB and GLB riders (“benefit ratio unlocking”);

●	Income (loss) from the initial adoption of new accounting standards;

●	Income (loss) from reserve changes (net of related amortization) on business sold through reinsurance;

●	Gain (loss) on early extinguishment of debt;

●	Losses from the impairment of intangible assets;

●	Income (loss) from discontinued operations.

In addition, for calculating Income from Operations for the 2014 LTI Program the following items may be excluded from Income from Operations, all net of tax if any occur in the relevant period:

A.	Expenses related to acquisitions, mergers, divestitures, integration and restructuring activities, including restructuring charges, and losses associated with changes to employee benefit plans;
B.	Reductions in earnings in the performance period from those in the base year as a result of the ongoing impact of a change in accounting principle;
C.	Losses and expenses resulting from claims, damages, judgments, liabilities and settlements arising from legal and regulatory proceedings in excess of $10 million;
D.	Reductions in earnings resulting from the sale or reinsurance of a business or block of business;
E.	Reduction in earnings from increases in our effective tax rate and the related taxes due to legislative changes and changes in income tax laws, including but not limited to, changes in the computation of the separate account dividends received deduction under the federal income tax law and increases to the corporate tax rate;
F.	Reduction in earnings resulting from changes in regulatory requirements governing the Company, including but not limited to the Dodd-Frank Wall Street Reform and Consumer Protection Act;
G.	Reduction in earnings resulting from changes in the assumptions used in our actuarial models and systems, the changes resulting from the review of such models and systems and the changes to or conversion of actuarial systems; and
H.	Reduction in earnings from significant disruptions in the operations of the Company as could result from a natural disaster, act of God, act of terrorism, inability of the capital markets to function and other similar items in nature that impact the operations of the Company.

EXHIBIT 3

PROPOSED AMENDMENTS TO LINCOLN NATIONAL CORPORATION’S RESTATED ARTICLES OF INCORPORATION TO REMOVE SUPERMAJORITY VOTE STANDARDS APPLICABLE TO CERTAIN ACTIONS

Set forth below is the text of our Restated Articles of Incorporation proposed to be amended by Items 5(a), 5(b) and 5(c). Proposed additions are indicated by double underlining and proposed deletions are indicated by strike-through. Item 5(a) – Amendments to Remove Supermajority Vote Standards for Voting Rights of Preferred Stock, Prohibitions Regarding Shares of Stock in our Subsidiary and Future Amendments to our Bylaws

Proposed Amendment to Article II, Section 5:

Any Director or Directors elected by the holders of Preferred Stock, voting as a class pursuant to this Section, may be removed, with or without cause, only by a vote of the holders of ~~three-fourths~~ a majority of the ~~outstanding~~ shares of Preferred Stock taken at a meeting as provided by Section 4 of Article III of these Articles of Incorporation.

The Corporation shall not, without the approval of the holders of ~~at least two-thirds~~ a majority of the Preferred Stock, ~~at the time outstanding~~, voting as a class:

(a)	Amend these Articles of Incorporation to create or authorize any kind of stock ranking prior to or on a parity with the Preferred Stock with respect to payment of dividends or distribution on dissolution, liquidation or winding up, or create or authorize any security convertible into shares of stock of any such kind; or
(b)	Amend, alter, change or repeal any of the express terms of the Preferred Stock, or of any series thereof, then outstanding in a manner prejudicial to the holders thereof; provided, that if any such amendment, alteration, change or repeal would be prejudicial to the holders of one or more, but not all, of the series of the Preferred Stock at the time outstanding, only such consent of the holders of two-thirds of the total number of outstanding shares of all series so affected shall be required, unless a different or greater vote shall be required by law; or
(c)	Authorize the voluntary dissolution of the Corporation or any revocation of dissolution proceedings theretofore approved, authorize the sale, lease, exchange, or other disposition of all or substantially all of the property of the Corporation, or approve any limitation of the term of existence of the Corporation; or
(d)	Merge or consolidate with another corporation in such manner that the Corporation does not survive as a continuing entity, if thereby the rights, preferences, or powers of the Preferred Stock would be adversely affected, or if there would thereupon be authorized or outstanding securities which the Corporation, if it owned all of the properties then owned by the resulting corporation, could not create without the approval of the holders of the Preferred Stock.

Proposed Amendment to Article IV, Section 1:

Section 1. Shares of Subsidiary Stock. No shares of the Common Stock of The Lincoln National Life Insurance Company owned by the Corporation shall be sold, leased, exchanged, mortgaged, pledged, or otherwise disposed of except by a majority of the votes cast by ~~of~~ the holders of ~~three-fourths of the~~ shares ~~of the Corporation outstanding and~~ entitled to vote thereon at an annual or special meeting of the shareholders held upon notice which includes notice of the proposed sale, lease, exchange, mortgage, pledge, or other disposition.

Proposed Amendment to Article IV, Section 2:

Section 2. Amendment of the Bylaws. The bylaws may be altered, amended or repealed and new bylaws may be made by a majority of the whole board of directors at any regular or special meeting of the board of directors. Any bylaws made by the directors under the powers conferred hereby may be altered, amended or repealed by the directors or shareholders, provided, however, that no bylaw may be adopted that is inconsistent with the Indiana Business Corporation Law, as the same may be amended from time to time. Notwithstanding the foregoing and anything in these Articles of Incorporation to the contrary, Sections 2, 5, 10, 11, 12 and 13 of Article I, Sections 1, 2, 3, 4, 5, 6, 7 and 10 of Article II, and all sections of Articles VII, VIII and IX of the bylaws of the Corporation shall not be altered, amended or repealed by the shareholders and no provision inconsistent therewith shall be adopted without either:

a.	the approval of the board of directors, or
b.	at any regular or special meeting of the shareholders ~~upon the affirmative~~ by the approval of a majority of the votes cast by ~~vote of~~ the holders of ~~three-fourths (3/4) or more of the combined voting power of the outstanding~~ shares ~~of~~

~~the corporation~~ entitled to vote generally in the election of directors if notice of such alteration, amendment or repeal is contained in the notice of such meeting.

ITEM 5(B) – AMENDMENTS TO REMOVE SUPERMAJORITY VOTE STANDARDS FOR REMOVAL OF DIRECTOR

Proposed Amendment to Article III, Sections 4, 5 and 6:

Section 4. Removal. Any or all of the members of the Board of Directors may be removed, with or without cause, at a meeting of shareholders called expressly for that purpose by a majority of votes cast by ~~vote of~~ the holders of ~~three-fourths of the~~ shares ~~of the Corporation outstanding and then~~ entitled to vote ~~at an~~ in the election of Directors.

~~Section 5. Amendment, Repeal, etc. Notwithstanding anything contained in these Articles of Incorporation to the contrary, the affirmative vote of the holders of at least three-fourths of the shares of the Corporation outstanding and then entitled to vote at an election of Directors, voting together and not by class, shall be required to alter, amend, repeal, or adopt provisions inconsistent with, this Article III of these Articles of Incorporation.~~

Section ~~6~~5. Election of Directors. The Directors to be elected at each annual meeting of shareholders shall be chosen by the majority of votes cast by the holders of shares entitled to vote in the election at the meeting, provided a quorum is present; provided however, that if the election is a contested election, then the Director shall be elected by the vote of a plurality of the votes cast by the holders of shares entitled to vote, provided a quorum is present. The election is “contested” if there are more nominees than vacancies on the Board of Directors, which shall be the case if: (i) a shareholder has properly nominated a person for election to the Board of Directors in compliance with the Corporation’s bylaws or applicable law and (ii) such nomination has not been withdrawn by such shareholder on or prior to ten (10) days in advance of the date that the Corporation files its definitive proxy statement with the Securities and Exchange Commission with respect to such election (regardless of whether such proxy statement is thereafter revised or supplemented).

Item 5(c) – Amendments to Remove Supermajority Vote Standards for Certain Business Combinations

Proposed Amendment to Article V, Sections 1 and 6:

Section 1. Vote Required.

Clause (a). Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in Section 2 of this Article V:

1.	any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (A) any Interested Shareholder (as hereinafter defined), or (B) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or
2.	any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets, of the Corporation or any Subsidiary, having an aggregate Fair Market Value of $1,000,000 or more; or
3.	the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $1,000,000 or more; or
4.	the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder; or
5.	any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder;

shall require the approval of a majority of the votes cast by holders of ~~the affirmative vote of the holders of at least three-fourths of the~~ shares ~~of the Corporation outstanding and then~~ entitled to vote at an election of directors (the “Voting Stock”), voting together and not by class (it being understood that for purposes of this Article V, each share of the Voting Stock shall have the number of votes granted to it pursuant to Article II of these Articles of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

Clause (b). Definition of “Business Combination”. The term “Business Combination” as used in this Article V shall mean any transaction which is referred to in any one or more of paragraphs 1 through 5 of Clause (a) of this Section 1.

Section 6. Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, in these Articles of Incorporation or the bylaws of the Corporation), ~~the affirmative vote of~~ the approval of a majority of the votes cast by holders of ~~three-fourths or more of the voting power of the~~ shares of ~~the then outstanding~~ Voting Stock, voting together and not by class, shall be required to alter, amend, repeal, or adopt provisions inconsistent with, this Article V of these Articles of Incorporation.

Lincoln
National Corporation®
Shareowner Services
P.O. Box 64945
St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below:
TO VOTE BY INTERNET OR
TELEPHONE, SEE REVERSE SIDE
OF THIS PROXY CARD.
The Board of Directors Recommends a Vote “FOR” the election of each Director, “FOR” Items 2 and 3, for a “ONE YEAR” frequency for Item 4, and “FOR” Items 5(a), 5(b) and 5(c).
1. The election of ten directors for a one-year term expiring at the 2018 Annual Meeting.
FOR AGAINST ABSTAIN FOR AGAINST ABSTAIN
01 Deirdre P. Connelly 06 Gary C. Kelly
02 William H. Cunningham 07 M. Leanne Lachman
Please fold here – Do not separate
03 Dennis R. Glass 08 Michael F. Mee
04 George W. Henderson, III 09 Patrick S. Pittard
05 Eric G. Johnson 10 Isaiah Tidwell
2. The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for 2017. For Against Abstain
3. The approval of an advisory resolution on the compensation of our named For Against Abstain executive officers.
4. Respond to an advisory proposal regarding the frequency (every one, two or three years) of future advisory resolutions on the compensation 1 year 2 years 3 years Abstain of our named executive officers.
5. The approval of amendments to our Restated Articles of Incorporation to remove the supermajority vote standards applicable to certain provisions.
5(a). The voting rights of Preferred Stock, prohibitions regarding shares of stock in For Against Abstain our subsidiary and future amendments to the Amended and Restated Bylaws.
5(b). The removal of directors. For Against Abstain
5(c). Certain business combinations. For Against Abstain
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED AS THE
BOARD RECOMMENDS.
I plan to attend the meeting
Date Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If
held in joint tenancy, all persons should sign. Trustees,
administrators, etc., should include title and authority.
Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

LINCOLN NATIONAL CORPORATION
ANNUAL MEETING OF SHAREHOLDERS
Friday, May 26, 2017
9:00 a.m. Local Time
The Ritz-Carlton Hotel
10 Avenue of the Arts
Philadelphia, PA 19102
If you plan to attend the annual meeting, please bring this admission ticket with you. This ticket admits the shareholder. All meeting attendees must present valid government-issued photo identification. For your safety, all personal belongings or effects including bags, purses, and briefcases are subject to inspection. With the exception of purses and notepads, no personal items such as briefcases or bags, of any type, may be carried into the meeting area. The use of photographic and recording devices is prohibited in the meeting room.
The proxy/voting instructions also cover all the shares as to which the undersigned has the right to give voting instructions to the trustees of the LNC 401(k) Savings Plan, the LNL Agents’ 401(k) Savings Plan and the LNL ABGA Money Purchase Plan. Voting cutoff for Plan Participants is 11:59 p.m. on May 23, 2017.
Lincoln
National Corporation
proxy
This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 26, 2017.
The undersigned shareholder of Lincoln National Corporation (the “Company”), an Indiana corporation, appoints William H. Cunningham, Dennis R. Glass, and Andrea D. Goodrich, and each of them, with the power to act without the other and power of substitution, as the proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of stock in the Company which the undersigned is entitled to vote and in their discretion to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Company to be held at The Ritz-Carlton Hotel, 10 Avenue of the Arts, Philadelphia, PA 19102, 9:00 a.m. local time, or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.
Vote by Internet, Telephone or Mail
24 Hours a Day, 7 Days a Week
Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.
INTERNET/MOBILE
PHONE
MAIL
www.proxypush.com/lnc
1-866-883-3382
Mark, sign and date your proxy
Use the Internet to vote your proxy
Use a touch-tone telephone to
card and return it in the
until 11:59 p.m. (CT) on
vote your proxy until 11:59 p.m.
postage-paid envelope provided.
May 25, 2017.
(CT) on May 25, 2017.
Scan code on front for mobile voting.
If you vote your proxy by Internet or by Telephone, you do NOT need to mail back your Proxy Card.